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                                                                   EXHIBIT 10.16




                        UPGRADE INTERNATIONAL CORPORATION

                            UPGRADE ACQUISITION INC.

                            THE PATHWAYS GROUP, INC.

                      AGREEMENT AND PLAN OF REORGANIZATION

                          Dated as of September 8, 2000




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                                TABLE OF CONTENTS

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                                                                                      PAGE
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ARTICLE I:  THE MERGER                                                                  1

         1.1    Effective Time of the Merger............................................1
         1.2    Closing.................................................................2
         1.3    Effects of the Merger...................................................2
         1.4    Tax-Free Reorganization.................................................2
         1.5    Accounting Treatment....................................................2

ARTICLE II: EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS, EXCHANGE OF CERTIFICATES 3

         2.1    Effect on Capital Stock.................................................3
                2.1.1    Capital Stock of Sub...........................................3
                2.1.2    Cancellation of Company Common Stock...........................3
                2.1.3    Conversion of Company Common Stock.............................3
                2.1.4    Adjustments of Exchange Ratio..................................3
                2.1.5    Dissenters' Rights.............................................4
                2.1.6    Fractional Shares..............................................4
         2.2    Exchange of Certificates................................................4
                2.2.1    Exchange Agent.................................................4
                2.2.2    Upgrade to Provide Common Stock and Cash.......................4
                2.2.3    Exchange Procedures............................................5
                2.2.4    No Further Ownership Rights in Company Common Stock............5
                2.2.5    Return to Upgrade..............................................6
         2.3    Company Options.........................................................6
                2.3.1    Assumption by Upgrade..........................................6
                2.3.2    Registration...................................................7
                2.3.3    Notice; Reservation of Shares..................................7
         2.4    Employee Stock Purchase Plan............................................7
         2.5    Company Warrants........................................................7
                2.5.1    Assumption by Upgrade..........................................7
                2.5.2    Notice; Reservation of Shares..................................8
         2.6    Effect of Interim Financing on Exchange Ratio...........................8

ARTICLE III:  REPRESENTATIONS AND WARRANTIES                                            8

         3.1    Representations and Warranties of Company...............................8
                3.1.1    Organization, Standing and Power...............................8
                3.1.2    Capital Structure..............................................9


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                3.1.3    Authority.....................................................10
                3.1.4    SEC Documents and Financial Statements........................11
                3.1.5    Nasdaq Exchange...............................................11
                3.1.6    Information Supplied..........................................11
                3.1.7    No Defaults...................................................12
                3.1.8    Litigation....................................................12
                3.1.9    No Material Adverse Change....................................13
                3.1.10   Absence of Undisclosed Liabilities............................13
                3.1.11   No Violations.................................................13
                3.1.12   Certain Agreements............................................13
                3.1.13   Collective Bargaining Agreements..............................14
                3.1.14   Employee Benefit Plans........................................14
                3.1.15   Major Contracts...............................................15
                3.1.16   Taxes.........................................................15
                3.1.17   Interests of Officers.........................................17
                3.1.18   Technology and Intellectual Property Rights...................17
                3.1.19   Vote Required.................................................19
                3.1.20   Brokers and Finders...........................................19
                3.1.21   Change of Control.............................................19
                3.1.22   Leases in Effect..............................................19
                3.1.23   Environmental.................................................20
                3.1.24   Certain Payments..............................................21
                3.1.25   Reliance......................................................21
         3.2    Representations and Warranties of Upgrade and Sub......................21
                3.2.1    Organization; Standing and Power..............................21
                3.2.2    Capital Structure.............................................21
                3.2.3    Authority.....................................................22
                3.2.4    SEC Documents and Financial Statements........................23
                3.2.5    Information Supplied..........................................23
                3.2.6    No Defaults...................................................24
                3.2.7    Absence of Certain Changes or Events..........................24
                3.2.8    Litigation....................................................24
                3.2.9    Absence of Undisclosed Liabilities............................24
                3.2.10   No Violations.................................................25
                3.2.11   Employee Benefit Plans........................................25
                3.2.12   Major Contracts...............................................25
                3.2.13   Taxes.........................................................25
                3.2.14   Interest of Officers..........................................25
                3.2.15   No Vote Required..............................................25
                3.2.16   Brokers and Finders...........................................26
                3.2.17   Interim Operation of Sub......................................26
                3.2.18   Reliance......................................................26

ARTICLE IV:  COVENANTS OF COMPANY                                                      26

         4.1    Conduct of Business....................................................26
                4.1.1    Ordinary Course...............................................26


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                4.1.2    Dividends: Changes in Stock...................................27
                4.1.3    Issuance of Securities........................................27
                4.1.4    Governing Documents...........................................28
                4.1.5    Exclusivity; Acquisition Proposals............................28
                4.1.6    No Acquisitions...............................................29
                4.1.7    No Dispositions...............................................29
                4.1.8    Indebtedness..................................................30
                4.1.9    Plans.........................................................30
                4.1.10   Claims........................................................30
                4.1.11   Agreement.....................................................30
         4.2    Breach of Representations and Warranties...............................30
         4.3    Consents...............................................................30
         4.4    Nasdaq Requirements....................................................31
         4.5    Commercially Reasonable Best Efforts...................................31
         4.6    Information for Prospectus/Proxy Statement.............................31
         4.7    Stockholder Approval...................................................31
         4.8    Tax Returns............................................................31
         4.9    Representations of Stockholders........................................32
         4.10   Employee Benefits Matters..............................................32
                4.10.1   Benefit Plans.................................................32
                4.10.2   Section 16 Approval...........................................32
         4.11   Financial Condition....................................................33
         4.12   Opinion of Financial Advisor...........................................33
         4.13   Consent of Series A Secured Note Holders...............................33

ARTICLE V:  COVENANTS OF UPGRADE                                                       33

         5.1    Breach of Representations and Warranties...............................33
         5.2    Conduct of Business by Upgrade Pending the Merger......................33
         5.3    Consents...............................................................34
         5.4    Commercially Reasonable Best Efforts...................................34
         5.5    Representations of Shareholders........................................34
         5.6    Tax Free Reorganization................................................34
         5.7    Stock Exchange Listing.................................................35
         5.8    Payment of Liabilities.................................................35

ARTICLE VI:  ADDITIONAL AGREEMENTS                                                     35

         6.1    Preparation of S-4.....................................................35
         6.2    Access to Information; Confidentiality.................................36
                6.2.1    Access........................................................36
                6.2.2    Confidentiality...............................................36
         6.3    Legal Conditions to the Merger.........................................37
         6.4    Affiliates.............................................................37
         6.5    HSR Act Filings........................................................37
                6.5.1    Filings and Cooperation.......................................37
                6.5.2    Objections....................................................38


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         6.6    Expenses...............................................................38
         6.7    Interim Financing......................................................39
         6.8    Additional Agreements..................................................39
         6.9    Public Announcements...................................................39
         6.10   State Takeover Laws....................................................40
         6.11   State Securities Laws..................................................40

ARTICLE VII:  CONDITIONS PRECEDENT                                                     40

         7.1    Conditions to Each Party's Obligation to Effect the Merger.............40
                7.1.1    Stockholder Approval..........................................40
                7.1.2    Consents......................................................40
                7.1.3    S-4...........................................................40
                7.1.4    No Restraints.................................................40
                7.1.5    Tax-Free Reorganization.......................................41
                7.1.6    No Burdensome Condition.......................................41
                7.1.7    No Prohibition................................................41
         7.2    Conditions of Obligations of Upgrade and Sub...........................41
                7.2.1    Representations and Warranties of Company.....................41
                7.2.2    Performance of Obligations of Company.........................41
                7.2.3    Affiliates....................................................42
                7.2.4    Opinion of Company's Counsel..................................42
                7.2.5    Approval of Company's Stockholders............................42
                7.2.6    Company's Pending Acquisitions................................42
                7.2.7    Company Warrant and Series A Secured Note Holder Consent......42
         7.3    Conditions of Obligation of Company....................................42
                7.3.1    Representations and Warranties of Upgrade and Sub.............42
                7.3.2    Performance of Obligations of Upgrade and Sub.................43
                7.3.3    Opinion of Upgrade's Counsel..................................43

ARTICLE VIII:  DUE DILIGENCE TERMINATION,  AMENDMENT AND WAIVER                        43

         8.1    Termination............................................................43
         8.2    Effect of Termination..................................................44
         8.3    Break-up Fee...........................................................44
         8.4    Amendment..............................................................45
         8.5    Extension, Waiver......................................................46

ARTICLE IX:  GENERAL PROVISIONS                                                        46

         9.1    Nonsurvival of Representations, Warranties and Agreements..............46
         9.2    Notices................................................................46
         9.3    Interpretation.........................................................47
         9.4    Counterparts...........................................................47
         9.5    Entire Agreement; No Third Party Beneficiaries.........................48
         9.6    No Joint Venture.......................................................48
         9.7    Governing Law..........................................................48


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         9.8    Specific Performance...................................................48
         9.9    Severability...........................................................48
         9.10   Headings...............................................................48
         9.11   Succession and Assignment..............................................49
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                             INDEX OF DEFINED TERMS

TERM                                                                        PAGE

Acquisition Transaction.......................................................28
affiliate......................................................................5
Affiliate Letters.............................................................37
Agreement......................................................................1
Amended Financing Agreement...................................................39
Amended Security Agreements...................................................39
Antitrust Laws................................................................38
blue sky......................................................................11
Business Condition.............................................................9
Certificate....................................................................3
Closing........................................................................2
Closing Date...................................................................2
Code...........................................................................2
Company........................................................................1
Company Business...............................................................9
Company Common Stock...........................................................3
Company Disclosure Schedule....................................................8
Company Financial Statements..................................................11
Company Incentive and Stock Option Plans.......................................9
Company Intellectual Property.................................................17
Company Licensed Intellectual Property........................................17
Company Options................................................................9
Company Owned Intellectual Property...........................................17
Company Required Statutory Approvals..........................................11
Company SEC Documents.........................................................11
Company Section 16 Insider....................................................32
Company Stockholders Meeting..................................................31
Company Subsidiaries...........................................................3
Company Warrants...............................................................9
Company's Principal Stockholders..............................................32
Condition Satisfaction Date....................................................2
Confidential Information......................................................36
Consents......................................................................10
DGCL...........................................................................1
Effective Time.................................................................1
ERISA.........................................................................14
Exchange Act..................................................................10
Exchange Agent.................................................................4
Exchange Ratio.................................................................3
GAAP..........................................................................11
Governmental Entity...........................................................10


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Hazardous Material............................................................20
HSR Act.......................................................................10
include.......................................................................47
includes......................................................................47
including.....................................................................47
Interim Financing.............................................................39
Interim Period................................................................39
Lease.........................................................................20
Leases........................................................................20
Liabilities...................................................................13
Material Adverse Effect........................................................9
Merger.........................................................................1
Merger Consideration...........................................................3
Merger Documents...............................................................1
multiemployer plan............................................................14
Named Persons.................................................................37
Nasdaq Exchange...............................................................11
Non-U.S. Plans................................................................14
Order.........................................................................38
Plan..........................................................................14
plan of reorganization.........................................................2
prohibited transaction........................................................14
Proxy Statement...............................................................11
Proxy Statement/Prospectus....................................................11
Real Property.................................................................20
Returns.......................................................................15
S-4...........................................................................11
SEC...........................................................................10
Securities Act.................................................................5
Signing Date...................................................................1
single-employer plan..........................................................14
Sub............................................................................1
Superior Proposal.............................................................29
Surviving Corporation..........................................................2
tax...........................................................................15
taxes.........................................................................15
U.S. Plans....................................................................14
Upgrade........................................................................1
Upgrade Average Closing Price..................................................4
Upgrade Common Stock...........................................................3
Upgrade Disclosure Schedule...................................................21
Upgrade Financial Statements..................................................23
Upgrade Options...............................................................21
Upgrade Required Statutory Approvals..........................................23
Upgrade SEC Documents.........................................................23
Upgrade Stock Option Plans....................................................22


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Upgrade Subsidiaries..........................................................22
Violation.....................................................................10
Voting Debt...................................................................10
WBCA...........................................................................1







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                      AGREEMENT AND PLAN OF REORGANIZATION

         AGREEMENT AND PLAN OF REORGANIZATION ("Agreement"), dated as of September 8, 2000 ("Signing Date"), among Upgrade International Corporation, a Florida corporation, to be reincorporated as a Washington corporation prior to the Effective Time ("Upgrade"), Upgrade Acquisition Inc., a Delaware corporation and a wholly-owned subsidiary of Upgrade ("Sub"), and The Pathways Group, Inc., a Delaware corporation ("Company").

                                    RECITALS

         WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the Washington Business Corporation Act (the "WBCA") and the Delaware General Corporation Law ("DGCL"), Upgrade and Company will enter into a business combination transaction pursuant to which Sub will merge with and into Company (the "Merger");

         WHEREAS, the Board of Directors of Company (i) has determined that the Merger is advisable and fair to, and in the best interests of, Company and its stockholders and has adopted this Agreement, the Merger and the other transactions contemplated by this Agreement and (ii) has recommended the approval of this Agreement by the stockholders of Company;

         WHEREAS, the respective Boards of Directors of Upgrade and Sub have determined that the Merger is advisable and fair to, and in the best interests of, Upgrade and Sub; and

         WHEREAS, for United States federal income tax purposes, the Merger is intended to qualify as a reorganization within the meaning of Section 368 of the United States Internal Revenue Code of 1986, as amended.

         INTENDING TO BE LEGALLY BOUND, and in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, Upgrade, Sub and Company hereby agree as follows:

                             ARTICLE I: THE MERGER

         1.1 Effective Time of the Merger

         Subject to the provisions of this Agreement, Sub will be merged with and into Company. An Agreement and Plan of Merger, and articles, certificates or other appropriate filing documents (the "Merger Documents") shall be duly prepared, executed and acknowledged by the parties and thereafter delivered to the Secretary of State of Delaware, for filing, as provided in the DGCL as soon as practicable on or after the Closing Date (as defined in Section 1.2). The Merger shall become effective upon the filing of the Merger Documents with the Secretary of State of Delaware or at such time thereafter as is provided in the Merger Documents (the "Effective Time"). Company acknowledges and agrees that Upgrade will have no obligation to make any payment or issue any securities pursuant to this Agreement until the Merger has been confirmed in writing by the Secretary of State of Delaware.


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         1.2 Closing

         Unless another date or place is agreed to in writing by the parties hereto, the closing of the Merger (the "Closing") will take place at the offices of Ogden Murphy Wallace, PLLC, Seattle, Washington, on a date (the "Closing Date") that is as soon as practicable after, but no later than the third business day after, satisfaction or waiver of the last to be fulfilled of the conditions set forth in ARTICLE VII that by their terms are not to occur at the Closing (the date on which such conditions are satisfied or waived being the "Condition Satisfaction Date"); provided, however, and subject to Section 8.1(c), that the Closing Date shall not be later than December 29, 2000; and provided further, however, that if the S-4 (as defined below) is declared effective after November 14, 2000, the Closing Date shall not be later than fifty (50) days after the date the S-4 is declared effective.

         1.3 Effects of the Merger

         At the Effective Time, (i) the separate existence of Sub shall cease and Sub shall be merged with and into Company (Company after the Merger is sometimes referred to herein as the "Surviving Corporation"), (ii) the Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of Company, (iii) the Bylaws of Surviving Corporation shall be the Bylaws of the Company, (iv) the directors of the Surviving Corporation shall be the directors of Sub immediately prior to the Effective Time, (v) the officers of the Surviving Corporation shall be the officers of Company immediately prior to the Effective Time, and (vi) the Merger shall, from and after the Effective Time, have all the effects provided by applicable law.

         1.4 Tax-Free Reorganization

         The Merger is intended to be a reorganization within the meaning of
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to be a "plan of reorganization" within the meaning of the regulations promulgated under Section 368 of the Code. Each party hereto and its affiliates agree to treat the Merger as a reorganization within the meaning of Section 368 of the Code, and this Agreement is intended to be a "plan of reorganization" within the meaning of the regulations promulgated under
Section 368 of the Code, unless and until there is a determination, within the meaning of Section 1313 of the Code that such conclusions are wholly or partially incorrect.

         1.5 Accounting Treatment

         The business combination to be effected by the Merger is intended to be treated for accounting purposes as a "purchase," within the meaning of GAAP.


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             ARTICLE II: EFFECT OF THE MERGER ON THE CAPITAL STOCK
            OF THE CONSTITUENT CORPORATIONS, EXCHANGE OF CERTIFICATES

         2.1 Effect on Capital Stock

         As of the Effective Time, by virtue of the Merger and without any action (except as provided in Section 4.7) on the part of the holder of any shares of Company common stock, par value $.01 per share ("Company Common Stock"):

                  2.1.1 Capital Stock of Sub

         All issued and outstanding shares of capital stock of Sub shall continue to be issued and outstanding with the stock certificate of Sub evidencing ownership of such shares of capital stock of the Surviving Corporation.

                  2.1.2 Cancellation of Company Common Stock

         All shares of Company Common Stock that are owned directly or indirectly by Company or Upgrade or by any of the Company Subsidiaries (as defined below) or Upgrade immediately prior to the Merger shall be canceled and no stock of Upgrade or other consideration shall be delivered in exchange therefor. In this Agreement, "Company Subsidiaries" shall mean an entity of which an amount of the voting securities, or other voting ownership or voting partnership interests of which is sufficient to elect a majority of its board of directors or other governing body (or, if there are no such interests, 50% or more of the equity interests of which) is owned directly or indirectly by Company. All Company Subsidiaries are identified in the Company Disclosure Schedule (as defined in Section 3.1).

                  2.1.3 Conversion of Company Common Stock

         Subject to adjustment as provided by Sections 2.1.4 and 2.6, at the Effective Time every fourteen and three tenths (14.3) of issued and outstanding shares of Company Common Stock (other than shares to be canceled pursuant to Section 2.1.2 and dissenting shares as described in Section 2.1.5) shall be converted, without any action on the part of the holders thereof, into the right to receive one (1) share ( as it may be adjusted pursuant to Sections 2.1.4 and 2.6, the "Exchange Ratio") of common stock, par value $0.001 per share, of Upgrade (the "Upgrade Common Stock") (the "Merger Consideration"). From and after the Effective Time, subject to applicable provisions of Delaware General Corporation Law, all such shares of Company Common Stock shall no longer be outstanding and shall cease to exist, and each certificate (a "Certificate") previously representing any such shares of Company Common Stock shall represent only the right to receive (i) whole shares of Upgrade Common Stock computed in accordance with Exchange Ratio and (ii) cash in lieu of fractional shares, in each case as provided by this Section 2.1.

                  2.1.4 Adjustments of Exchange Ratio

         If, between the date of this Agreement and the Effective Time, the outstanding shares of Upgrade Common Stock or Company Common Stock shall have been changed into a different number of shares or a different class or series or otherwise changed by reason of any


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reclassification, recapitalization, split-up, stock dividend, stock combination, exchange of shares or readjustment or similar transaction, the Exchange Ratio shall be correspondingly adjusted.

                  2.1.5 Dissenters' Rights

         Notwithstanding any provision of this Agreement to the contrary, each outstanding share of Company Common Stock, the holder of which has demanded and perfected such holder's right to dissent from the Merger and to be paid the fair value of such shares in accordance with Section 262 of the DGCL, as of the Effective Time, and which has not effectively withdrawn or lost such dissenters' rights, shall not be converted into or represent a right to receive the Merger Consideration, but the holder thereof shall be entitled only to such rights as are granted by the DGCL. Company shall give Upgrade (i) prompt written notice of any notice of intent to demand fair value for any shares of Company Common Stock, withdrawals of such notices, and any other instruments served pursuant to the DGCL or any other provisions of Delaware law and received by the Company, and (ii) the opportunity to conduct jointly with the Company all negotiations and proceedings with respect to demands for fair value for shares of Company Common Stock under the DGCL. Company shall not, except with the prior written consent of Upgrade, voluntarily make any payment with respect to any demands for fair value for shares of Company Common Stock or offer to settle or settle any such demands.

                  2.1.6 Fractional Shares

         No fractional shares of Upgrade Common Stock shall be issued in the Merger and such fractional interests shall not entitle the owner thereof to vote. In lieu of any fractional share, each holder of shares of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Upgrade Common Stock will be entitled to receive from Upgrade an amount of cash, without interest, equal to the Upgrade Average Closing Price (as defined below) multiplied by the fraction of a share of Upgrade Common Stock to which such holder would otherwise be entitled. The "Upgrade Average Closing Price" shall mean the average closing price of the Upgrade Common Stock as publicly reported on a national exchange or other automated quotation system from time to time, as of 4:00 p.m. Eastern Time over the last twenty (20) trading days ending on the fifth trading day prior to the Closing Date.

         2.2 Exchange of Certificates

                  2.2.1 Exchange Agent

         Prior to the Closing Date, Upgrade shall appoint ChaseMellon Shareholder Services, LLC, or other bank or trust company reasonably satisfactory to Company, to act as exchange agent (the "Exchange Agent") in the Merger. Upgrade shall instruct the Exchange Agent to cooperate with American Stock Transfer Company, the transfer agent for the Company Common Stock, in order to effect the exchange as described in this Section 2.2

                  2.2.2 Upgrade to Provide Common Stock and Cash

         As promptly as practicable after the Effective Time, Upgrade shall make available to the Exchange Agent the certificates representing whole shares of Upgrade Common Stock issued


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pursuant to Section 2.1 in exchange for outstanding shares of Company Common
Stock and, as required by Section 2.1.6, cash for payment in lieu of fractional shares.

                  2.2.3 Exchange Procedures

         As soon as practicable after the Effective Time, Upgrade shall cause the Exchange Agent to mail to each holder of record as of the Effective Time of a Certificate or Certificates, (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Upgrade Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall require, the holder of such Certificate shall be entitled to receive in exchange therefor the number of whole shares of Upgrade Common Stock to which the holder of Company Common Stock is entitled pursuant to Section 2.1 hereof plus cash in lieu of fractional shares as provided in Section 2.1.6. The Certificate so surrendered shall forthwith be canceled. Notwithstanding any other provision of this Agreement, until holders of Certificates have surrendered them for exchange as provided herein, (i) no dividends or other distributions shall be paid with respect to any shares represented by such Certificates and no payment for fractional shares shall be made, and (ii) without regard to when such Certificates are surrendered for exchange as provided herein, no interest shall be paid on any dividends or other distributions or any payment for fractional shares. Upon surrender of a Certificate, there shall be paid to the holder of such Certificate the amount of any dividends or other distributions which after the Effective Time became payable, but which were not paid by reason of the foregoing, with respect to the number of whole shares of Upgrade Common Stock represented by the certificate or certificates issued upon such surrender. If any certificate for Upgrade Common Stock is to be issued in a name other than in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange pay any transfer or other taxes required by reason of the issuance of certificates for such shares of Upgrade Common Stock in a name other than that of the registered holder of the Certificate surrendered, or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. In connection with its undertakings pursuant to this Section 2.2.3, the Exchange Agent shall be entitled to withhold any income taxes as required by the Code.

                  2.2.4 No Further Ownership Rights in Company Common Stock

         All Upgrade Common Stock delivered upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of Company Common Stock. After the Effective Time there shall be no transfers on the stock transfer books of Company of shares of Company Common Stock. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this ARTICLE II.


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                  2.2.5 Return to Upgrade

         Any Upgrade Common Stock and any cash in lieu of fractional share interests made available to the Exchange Agent and not exchanged for Certificates within one year after the Effective Time and any dividends and distributions held by the Exchange Agent for payment or delivery to the holders of unsurrendered Certificates representing Company Common Stock and unclaimed at the end of such one year period shall be redelivered or repaid by the Exchange Agent to Upgrade, after which time any holder of Certificates who has not theretofore delivered or surrendered such Certificates to the Exchange Agent, subject to applicable law, shall look as a general creditor only to Upgrade for payment of the Upgrade Common Stock, cash in lieu of fractional shares, and any such dividends or distributions. Notwithstanding any provision of this Agreement, none of Upgrade, the Exchange Agent, the Surviving Corporation or any other party hereto shall be liable to any holder of Company Common Stock for any Upgrade Common Stock, cash in lieu of fractional shares or dividends or distributions delivered to a public official pursuant to applicable abandoned property, escheat or similar law.

         2.3 Company Options

                  2.3.1 Assumption by Upgrade

         At the Effective Time, each of the then outstanding Company Options (as defined in Section 3.1.2) shall, by virtue of the Merger and at the Effective Time, and without any further action on the part of any holder thereof, be assumed by Upgrade and converted into an option to purchase that number of shares of Upgrade Common Stock determined by dividing the number of shares of Company Common Stock subject to such Company Option at the Effective Time by the Exchange Ratio, at an exercise price per share of Upgrade Common Stock equal to the exercise price per share of such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio. Such converted Company Option shall otherwise continue to have the same vesting provisions and other rights after the Effective Time as it had prior to the Effective Time, and shall be deemed to have been issued under the Upgrade Stock Option Plans and shall be subject to the rights and benefits thereunder. If the foregoing calculation results in an assumed Company Option being exercisable for a fraction of a share of Upgrade Common Stock, then the number of shares of Upgrade Common Stock subject to such option shall be rounded up to the nearest whole number of shares. Continuous employment with Company or any Company Subsidiaries shall be credited to the optionee for purposes of determining the vesting of the number of shares of Upgrade Common Stock subject to exercise under the optionee's converted Company Option after the Effective Time. Except as provided in this
Section 2.3.1, each Company Option assumed by Upgrade hereunder shall be exercisable upon, and otherwise be subject to, the same terms and conditions as under the applicable Company Amended and Restated Stock Incentive Plan (as defined in Section 3.1.2), the applicable option agreement issued thereunder and any other plan or agreement pertaining to the exercisability or any other term of such Company Option. Notwithstanding anything in this Section 2.3.1 to the contrary, the Company Options shall be assumed by Upgrade in such a manner that Upgrade (i) is a corporation "assuming a stock option in a transaction to which
Section 424(a) applies" within the meaning of Section 424 of the Code and the regulations thereunder or (ii) to the extent that Section 424 of the Code does not apply to any such Company Options, would be such a corporation were Section 424 of the Code applicable to such Company Options.

                  2.3.2 Registration

         Upgrade shall cause the shares of Upgrade Common Stock issuable upon exercise of the assumed Company Options to be registered, or to be issued pursuant to a then effective registration statement, as soon as practicable after the Effective Time, but in no event later than ten (10) days after the Effective Time, on Form S-8 promulgated by the SEC and shall use its commercially reasonable best efforts to maintain the effectiveness of such registration statement or registration statements for so long as such assumed Company Options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under
Section 16(a) of the Exchange Act (as defined in Section 4.10.2), Upgrade shall administer Company Options assumed pursuant to this Section 2.3 in a manner that complies with Rule 16b-3 promulgated by the SEC under the Exchange Act, but shall have no responsibility for such compliance by Company or its predecessors.

                  2.3.3 Notice; Reservation of Shares

         As soon as practicable after the Effective Time, Upgrade shall deliver to each holder of an assumed Company Option an appropriate notice setting forth such holder's rights pursuant thereto. Upgrade shall comply with the terms of all such Company Options and shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Upgrade Common Stock for delivery upon exercise of the assumed Company Options.

                  2.4 Employee Stock Purchase Plan

         Company shall cause its 2000 Employee Stock Purchase Plan to be terminated as of the day immediately prior to the Effective Time, and all funds which have been withheld from the wages of Company's employees for the purchase of Company Common Stock as of such time shall be applied to a final purchase thereunder.

         2.5 Company Warrants

                  2.5.1 Assumption by Upgrade

         At the Effective Time, each of the then outstanding Company Warrants (as defined in Section 3.1.2) shall, by virtue of the Merger and at the Effective Time, and without any further action on the part of any holder thereof, be assumed by Upgrade and converted into a warrant to purchase that number of shares of Upgrade Common Stock determined by dividing the number of shares of Company Common Stock subject to such Company Warrants at the Effective Time by the Exchange Ratio, at an exercise price per share of Upgrade Common Stock equal to the exercise price per share of such Company Warrants immediately prior to the Effective Time multiplied by the Exchange Ratio. If the foregoing calculation results in an assumed Company Warrant being exercisable for a fraction of a share of Upgrade Common Stock, then the number of shares of Upgrade Common Stock subject to such warrants shall be rounded to the nearest whole number of shares. Except as provided in this Section 2.5.1, each Company Warrant assumed by Upgrade hereunder shall be exercisable upon, and otherwise be subject to, the same terms and conditions as under the applicable Company Warrants (as defined in Section 3.1.2), the applicable warrant agreement issued thereunder and any other plan or agreement pertaining to the exercisability or any other term of such Company Warrant. Notwithstanding anything in this Section 2.5.1 to the contrary, the Company Warrants shall be assumed by Upgrade in such a manner that Upgrade (i) is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of
Section 424 of the Code and the regulations thereunder or (ii) to the extent that Section 424 of the Code does not apply to any such Company Warrants, would be such a corporation were Section 424 of the Code applicable to such Company Warrants.

                  2.5.2 Notice; Reservation of Shares

         As soon as practicable after the Effective Time, Upgrade shall deliver to each holder of an assumed Company Warrant an appropriate notice setting forth such holder's rights pursuant thereto. Upgrade shall comply with the terms of all such Company Warrants and shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Upgrade Common Stock for delivery upon exercise of the assumed Company Warrants.

         2.6 Effect of Interim Financing on Exchange Ratio

         For every One Hundred Thousand Dollars ($100,000) advanced to Company by Upgrade pursuant to the Interim Financing, as defined in Section 6.7 below, the Exchange Ratio shall be increased by 0.313%.

                   ARTICLE III: REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of Company

         Except as disclosed in the Company SEC Documents (as defined below) or in a Disclosure Schedule which identifies by section number the section and subsection to which such disclosure relates (provided, however, that Company shall be deemed to have adequately disclosed with respect to any section or subsection any matters that are clearly described elsewhere in such document if a reader(s) who has not been actively involved in Company but is generally familiar with the smart card industry can understand the applicability of such disclosure to such non-referenced sections or subsections) and is delivered by Company to Upgrade concurrently with the execution of this Agreement (the "Company Disclosure Schedule"), whether or not the Company Disclosure Schedule is referred to in a specific section or subsection and except as specifically provided for in this Agreement or any agreement attached as an Exhibit hereto, Company represents and warrants to Upgrade and Sub as follows:

                  3.1.1 Organization, Standing and Power

         Each of Company and the Company Subsidiaries is an entity duly organized, validly existing and in good standing, as applicable under the laws of its jurisdiction of incorporation or organization has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which it owns, leases or operates its properties or conducts its businesses so as to require such qualification, except where the failure to be so organized, existing, qualified or in good standing or to have such corporate or other applicable power and authority have not had, and would not have, a Material Adverse Effect (as hereinafter defined) on the Business Condition (as hereinafter defined) of Company. As used in this Agreement,

"Business Condition" with respect to any entity shall mean the financial condition and results of operations (without giving effect to the consequences of the transactions contemplated by this Agreement) of such entity and the Company Subsidiaries or Upgrade Subsidiaries (as the context may require) taken as a whole. For the purposes of this Agreement, the term "Material Adverse Effect" means material adverse effect other than resulting from (i) changes attributable to conditions affecting the Company Business or the Upgrade Business, as defined in Section 3.2.1 (as the context may require) generally or the smart card industry generally, (ii) changes in general economic, political or regulatory conditions, (iii) changes attributable to the announcement or pendency of the Merger, or the other transactions contemplated hereby, or (iv) with respect to Company, litigation arising from allegations of a breach of fiduciary duty relating to this Agreement. Company has made available to Upgrade complete and correct copies of the Certificate or Articles of Incorporation, Bylaws, and minutes of each meeting of the board (and each committee thereof) of directors of Company and each of the Company Subsidiaries, in each case, as amended to the date hereof. "Company Business" means the business generally related to the development, design, marketing, sales and service of custom smart card applications and services together with all other Company assets dedicated to such business.

                  3.1.2 Capital Structure

         The authorized capital stock of Company consists of 50,000,000 shares of Company Common Stock of which 17,485,062 were outstanding as of August 31, 2000 and no more than a total of 26,750,000 of which shall as of the Effective Time be outstanding (or issuable in connection with the exercise or conversion of any Company Options and Company Warrants), none of which is or shall be held by the Company Subsidiaries. As part of the 26,750,000 shares of Company Common Stock, and as of August 31, 2000 there were 1,363,136 shares of Company Common Stock issuable upon the exercise of outstanding stock options ("Company Options"), whether or not vested, under the Company's Amended and Restated Stock Incentive Plan and the Directors' Stock Option Plan and any other stock option plans and other options (collectively, the "Company Incentive and Stock Option Plans"). As of August 31, 2000 there were 3,728,840 shares of Company Common Stock issuable upon the exercise of outstanding warrants (the "Company Warrants") as further described in the Company Disclosure Schedule. All outstanding shares of Company Common Stock are, and any shares of Company Common Stock issued upon exercise of any Company Options and Company Warrants, or otherwise, will be, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, validly issued, fully paid, nonassessable and not subject to any preemptive rights, or to any agreement to which Company or any of the Company Subsidiaries is a party or by which Company or any of the Company Subsidiaries may be bound. Except for the shares of Common Stock issuable upon the exercise of Company Options and Company Warrants, there are not now and at the Effective Time there will not be any options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character to which Company or any of the Company Subsidiaries is a party or by which any of them may be bound obligating Company or any of the Company Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Company or of any the Company Subsidiaries or obligating Company or any the Company Subsidiaries to grant, extend or enter into any such option, warrant, call, conversion right, commitment, agreement, contract, understanding, restriction, arrangement or right. Company does not have outstanding any bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or convertible or exercisable into securities having the right to vote) with holders of Company Common Stock on any matter ("Voting Debt"). Company is the owner, directly or indirectly, of all outstanding shares of capital stock of each of the Company Subsidiaries free and clear of all liens, pledges, security interests, claims or other encumbrances and all such shares are duly authorized, validly issued, fully paid and nonassessable.

                  3.1.3 Authority

         Company has all requisite corporate power and authority to enter into this Agreement and subject, in the case of this Agreement, to approval of this Agreement by the stockholders of Company and the procurement of the Company Required Statutory Approvals (as defined below), to consummate the transactions contemplated hereby. The execution and delivery by Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company, including the approval of the Board of Directors of Company, subject only to approval of this Agreement by the stockholders of Company. This Agreement has been duly executed and delivered by Company and assuming the due authorization, execution and delivery by Upgrade and Sub, constitutes a valid and binding obligation of Company enforceable against Company in accordance with its terms, except that such enforceability may be subject to (a) bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors' rights generally and
(b) general equitable principles. Subject to the satisfaction of the conditions set forth in Sections 7.1 and 7.3, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of a lien, pledge, security interest, charge or other encumbrance on assets (any such conflict, violation, default, right, loss or creation being referred to herein as a "Violation") pursuant to (x) any provision of the Certificate of Incorporation or Bylaws of Company or the comparable governing instruments of any of the Company Subsidiaries or (y) any loan or credit agreement, note, bond, mortgage, indenture, contract, lease, or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Company or any of the Company Subsidiaries or their respective properties or assets, other than, in the case of (y), any such Violation which individually or in the aggregate would not have a Material Adverse Effect on the Business Condition of Company. No consent, approval, waiver, order or authorization of or registration, declaration or filing with or exemption by (collectively "Consents"), any court, administrative agency or commission or other governmental authority or instrumentality, whether domestic or foreign (each a "Governmental Entity"), is required by or with respect to Company in connection with the execution and delivery of this Agreement or the consummation by Company of the transactions contemplated hereby, except for Consents, if any, relating to (i) the filing of a premerger notification report and all other required documents by Upgrade and Company, and the expiration of all applicable waiting periods, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) any filings with the Securities and Exchange Commission (the "SEC") including such reports and information as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act and the rules and regulations promulgated by the SEC under the Exchange Act or the Securities Act and the declaration of the effectiveness of the S-4 (as defined in Section 3.1.6) by the SEC,

(iii) such filings, authorizations, orders and approvals as may be required under foreign laws, state securities laws and the NASD Bylaws or "blue sky" laws, and (iv) the filing of the Merger Documents with the Secretary of State of Delaware (the filings and approvals referred to in clauses (i) through (iii) are collectively referred to as the "Company Required Statutory Approvals") and except for such other Consents which if not obtained or made would not have a Material Adverse Effect on the Business Condition of Company or the Company Business.

                  3.1.4 SEC Documents and Financial Statements

         Company has filed all forms, reports and documents required to be filed by it with the SEC since April 29, 1998 through the date of this Agreement (collectively, the "Company SEC Documents"). As of their respective filing dates, the Company SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of Company included in the Company SEC Documents (the "Company Financial Statements") complied as to form in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied (except as may be indicated in the notes thereto) and fairly presented, in all material respects, the consolidated financial position of Company and the Company Subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments not material in scope or amount). There has been no change in Company's accounting policies or the methods of making accounting estimates or changes in estimates that are material to Company Financial Statements, except as described in the notes thereto.

                  3.1.5 Nasdaq Exchange

         Company has made all filings required to be made of it and complied with all rules related to Company's listing on Nasdaq SmallCap Stock Market (the "Nasdaq Exchange") since its stock was listed on Nasdaq Exchange.

                  3.1.6 Information Supplied

         None of the information supplied or to be supplied by Company or the Company Subsidiaries, auditors, attorneys, financial advisors or other consultants or advisors for inclusion in (i) the registration statement on Form S-4, and any amendment thereto, to be filed under the Securities Act with the SEC by Upgrade in connection with the issuance of the Upgrade Common Stock in or as a result of the Merger (the "S-4"), or (ii) the proxy statement and any amendment or supplement thereto to be distributed in connection with Company's meetings of stockholders to vote upon this Agreement and the transactions contemplated hereby (the "Proxy Statement" and, together with the prospectus included in the S-4, the "Proxy Statement/Prospectus") will, in the case of the Proxy Statement and any amendment or supplement thereto, at the time of the mailing of the Proxy Statement and any amendment or supplement thereto, and at the time of the meeting of stockholders of Company to vote upon this Agreement and the transactions contemplated hereby, or, in the case of the S-4, as amended or supplemented, at the time it becomes effective and at the time of any post-effective amendment thereto and at the time of the meeting of stockholders of Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading or necessary to correct any statement in any earlier filing with the SEC of such Proxy Statement/Prospectus or any amendment or supplement thereto or any earlier communication (including the Proxy Statement/Prospectus) to stockholders of Company with respect to the transactions contemplated by this Agreement.

                  3.1.7 No Defaults

         Neither Company nor any of the Company Subsidiaries is, or has received notice that it would be with the passage of time, in default or violation of any term, condition or provision of (i) the Certificate of Incorporation or Bylaws of Company or any comparable governing instrument of any of the Company Subsidiaries, (ii) any judgment, decree or order applicable to Company or any of the Company Subsidiaries or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument to which Company or any of the Company Subsidiaries is now a party or by which it or any of its properties or assets may be bound, except for defaults and violations which, individually or in the aggregate, would not have a Material Adverse Effect on the Business Condition of Company.

                  3.1.8 Litigation

         There is no claim, action, suit or proceeding pending or, to the knowledge of Company, threatened, which would, if adversely determined, individually or in the aggregate, have a Material Adverse Effect on the Business Condition of Company, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Company or any of the Company Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future would have, any Material Adverse Effect on the Business Condition of Company. There is no investigation pending or, to the knowledge of Company, threatened against Company or any of the Company Subsidiaries, before any foreign, federal, state, municipal or other governmental department, commission, board, bureau, agency, instrumentality or other Government Entity which would have a Material Adverse Effect on the Business Condition of Company. The Company Disclosure Schedule sets forth, with respect to any pending action, suit, proceeding, or, to the Company's knowledge, investigation to which Company or any of the Company Subsidiaries is a party (other than (i) cases involving the collection of monies owed to Company or in the ordinary course of business or (ii) trademark infringement or anti-piracy actions in the ordinary course of business in which Company is the plaintiff), the forum, the parties thereto, the subject matter thereof, and the amount of damages claimed.

                  3.1.9 No Material Adverse Change

         Since March 31, 2000 through the date hereof, Company and the Company Subsidiaries have conducted their respective businesses in the ordinary course and there has not been: (i) any Material Adverse Effect on the Business Condition of Company or any development or combination of developments of which management of Company has knowledge which is reasonably likely to result in such an effect; (ii) any damage, destruction or loss, whether or not covered by insurance, having a Material Adverse Effect on the Business Condition of Company; (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of Company; (iv) any material increase or change in the compensation or benefits payable or to become payable by Company or any the Company Subsidiaries to their employees in the aggregate, except in the ordinary course of business consistent with past practice; (v) any acquisition or sale of a material amount of property of Company or any of the Company Subsidiaries, except in the ordinary course of business and which would not have a Material Adverse Effect on the Business Condition of Company; (vi) any material increase or modification in any bonus, pension, insurance or other employee benefit plan, payment or arrangement made to, for, or with its employees in the aggregate; or
(vii) the granting of stock options, restricted stock awards, stock bonuses, stock appreciation rights and similar equity based awards other than consistent with Company's past practices and which will not result in a compensation charge against earnings or the loss of deductions for federal or state income tax purposes.

                  3.1.10 Absence of Undisclosed Liabilities

         Company and the Company Subsidiaries, taken as a whole, have no liabilities or obligations (whether absolute, accrued or contingent) ("Liabilities") except (i) liabilities, obligations or contingencies that are accrued or reserved against in the unaudited consolidated balance sheet of Company and the Company Subsidiaries as of June 30, 2000 or reflected in the notes thereto or disclosed in the financial statements of Company filed as a part of the Company SEC Documents, (ii) Liabilities that would not have a Material Adverse Effect on the Business Condition of Company, or (iii) additional Liabilities reserved against since June 30, 2000 that (x) have arisen in the ordinary course of business and (y) are accrued or reserved against on the books and records of Company and the Company Subsidiaries.

                  3.1.11 No Violations

         The businesses of Company and the Company Subsidiaries are not being conducted in violation of, or in a manner which could cause liability under any applicable law, rule or regulation, judgment, decree or order of any Governmental Entity, except for any violations or practices, which, individually or in the aggregate, have not had and will not have a Material Adverse Effect on the Business Condition of Company.

                  3.1.12 Certain Agreements

         Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee or independent contractor of Company or the Company Subsidiaries, from Company or any of the Company Subsidiaries under any Plan (as hereinafter defined), agreement or otherwise, (ii) materially increase any benefits otherwise payable under any Plan or agreement, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

3.1.13   Collective Bargaining Agreements

         Company and the Company Subsidiaries are not parties to or obligated under any collective bargaining agreements.

3.1.14   Employee Benefit Plans

         Each material employee benefit plan ("Plan") covering active, former or retired employees of Company and any of the Company Subsidiaries that is subject to U.S. law ("U.S. Plans") is listed in the Company Disclosure Schedule. With respect to each U.S. Plan, Company has provided to Upgrade a copy of each such Plan, and where applicable, any related trust agreement, annuity or insurance contract and, where applicable, all annual reports (Form 5500) filed with the IRS. With respect to each Plan that is not subject to U.S. law ("Non-U.S. Plans"), Company shall provide to Upgrade a copy of such Plan and, where applicable, any related trust agreement, annuity or insurance contract, as soon as practicable after the date hereof. To the extent applicable, each U.S. Plan complies in all material respects with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, and any U.S. Plan intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified and has remained tax-qualified to this date and its related trust is tax-exempt and has been so since its creation. No U.S. Plan is covered by Title IV of ERISA or Section 412 of the Code. No material "prohibited transaction," as defined in ERISA Section 406 or Code
Section 4975 has occurred with respect to any U.S. Plan. Each U.S. Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such U.S. Plans. There are no pending or reasonably anticipated material claims against or otherwise involving any of the U.S. Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought against or with respect to any U.S. Plan. All material contributions, reserves or premium payments to U.S. Plans, accrued to the date hereof have been made or provided for. Company has not incurred any material liability under Subtitle C or D of Title IV of ERISA with respect to any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by Company, or any entity which is considered one employer with Company under Section 4001 of ERISA. Company has not incurred, and will not incur as a result of the transactions contemplated by this Agreement, any withdrawal liability under Subtitle E of Title IV of ERISA with respect to any "multiemployer plan," within the meaning of Section 4001(a)(3) of ERISA. Company has no obligation for retiree health and life benefits under any U.S. Plan, except as required to avoid excise taxes under Section 4980(B) of the Code. There are no restrictions on the rights of Company to amend or terminate any U.S. Plan without incurring any liability thereunder (other than any liability for accrued benefits thereunder). Company has not engaged in, nor is it a successor to, an entity that has engaged in, a transaction described in ERISA Section 4069. There have been no amendments to, written interpretation of, or announcement (whether or not written) by Company relating to, or change in employee participation or coverage under, any U.S. Plan that would increase materially the expense of maintaining such Plan above the level of expense incurred in respect thereof for the year ended December 31, 1998. Neither Company nor any of its ERISA affiliates have any current or projected liability in respect of post-employment or post-retirement welfare benefits for retired or former employees of Company. No tax under Section 4980B of the Code has been incurred in respect of any U.S. Plan that is a group health plan, as defined in Section 5000(b)(1) of the Code. Each Non-U.S. Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Non-U.S. Plan. Each Non-U.S. Plan that is required by contract or under applicable local law to be funded has been funded to the extent required and if and to the extent any Non-U.S. Plan is not funded, the unfunded obligations under such Non-U.S. Plan are reflected on the books and records of the entity maintaining the plan.

                  3.1.15 Major Contracts

         As of the date of this Agreement, all of Company's "material contracts" as such term is defined under Item 601 of Regulation S-K, have been filed under the Exchange Act. Except to the extent that such agreements have expired by their own terms, each agreement disclosed by Company under the Exchange Act is in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect on the Business Condition of Company. None of the parties to any of such agreements have terminated, except when such agreements have expired under their own terms, or, to the Company's knowledge, in any way expressed an intent to terminate or otherwise materially modify such agreements in the future. Company has provided to Upgrade lease documents for any real or personal property in which the amount of payments that Company is required to make on an annual basis exceeds Fifty Thousand Dollars ($50,000) and that have not been filed as an exhibit to any Company SEC Documents.

                  3.1.16 Taxes

         For the purposes of this Agreement, the terms "tax" and "taxes" shall include all federal, state, local and foreign taxes, assessments, duties, tariffs, registration fees, and other governmental charges including without limitation all income, franchise, property, production, sales, use, payroll, license, windfall profits, severance, withholding, excise, gross receipts and other taxes, as well as any interest, additions or penalties relating thereto and any interest in respect of such additions or penalties. Company and each of the Company Subsidiaries has timely filed (or caused to be filed), taking into account all extensions, all material federal, state, local and foreign tax returns, reports and information statements ("Returns") required to be filed by each of them, which returns, reports and statements are true, correct and complete in all material respects, and paid or accrued all material taxes shown as due on such returns, reports and statements. Company and each of the Company Subsidiaries has fully accrued in accordance with GAAP all material unpaid taxes in respect of all periods (or the portion of any such periods) subsequent to the periods covered by such returns). Company has received no written notice of any claimed, proposed or assessed material deficiencies or adjustments for any tax, nor to the best of Company's knowledge, have any such deficiencies or adjustments been threatened. Company and the Company Subsidiaries are not subject to any ongoing tax audit or examination nor, to the best of Company's knowledge, are such audits or examinations pending or threatened, and Company has not waived or entered into any other agreement with respect to any statute of limitation with respect to the assessment of any tax. Company has made available to Upgrade true and correct copies of all U.S. Returns for the fiscal years 1996, 1997, and 1998 reasonably requested by Upgrade. Company covenants to provide to Upgrade at its reasonable request true and correct copies of all of Company's or Company Subsidiaries' tax returns, information, statements, reports, work papers and other tax data as soon as practicable after the date hereof. No consent or agreement has been made under Section 341 of the Code by or on behalf of Company or any predecessor thereof. Company has no interests in real estate in any state, the transfer or disposition of which would give rise to state real estate excise tax.

         Company has withheld all taxes required to be withheld in respect of wages, salaries and other payments to all employees, officers and directors and timely paid all such amounts withheld to the proper taxing authority. Neither the Company nor the Company Subsidiaries are parties to any tax sharing agreements and neither the Company nor any of the Company Subsidiaries have been members of any affiliated group for federal income tax purposes other than the one of which they are currently a member. The Company does not have an "overall foreign loss" as defined in Section 904(f) of the Code. Prior to the Merger, the use of any net operating loss carryover, net capital loss carryover, unused investment credit or other credit carryover of the Company is not subject to any limitation pursuant to Section 382 of the Code or otherwise, but the Company makes no representation or warranty as to the availability of any such net operating loss carryover, net capital loss carryover, unused investment credit or other credit carryover of the Company after giving effect to the Merger. The Company is not and has never been a real property holding corporation within the meaning of Section 897 of the Code. Neither Company nor any of the Company Subsidiaries has participated in, or cooperated with, an international boycott within the meaning of Section 999 of the Code. There are no material liens for taxes upon the assets of Company or the Company Subsidiaries except for taxes that are not yet payable. The Company Disclosure Schedule contains a list of all states or foreign jurisdictions where the Company believes it or any of the Company Subsidiaries is required to file Returns.

         Neither Company nor any of the Company Subsidiaries is a party to any agreement, contract, or arrangement that would result in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code. None of Company or any the Company Subsidiaries is "tax exempt use property" within the meaning of Section 168(h) of the Code. None of the assets of Company or of any of the Company Subsidiaries secures any debt the interest on which is tax exempt under Section 103 of the Code.

         To the knowledge of Company, there are no facts or circumstances relating to the Company including any covenants or undertakings of the Company pursuant to this Agreement, that would prevent counsel for Company from delivering the opinion referred to in Section 7.1.5 as of the date hereof.

                  3.1.17 Interests of Officers

         None of Company's officers or directors has, nor to the knowledge of Company does any officer or director of any of the Company Subsidiaries have, any material interest, directly or indirectly, in any property, real or personal, tangible or intangible, including inventions, copyrights, trademarks or trade names, used in or pertaining to the business of Company or that of the Company Subsidiaries, or any supplier, distributor or customer of Company or the Company Subsidiaries, except, in the case of Company, for the normal rights of a stockholder, and except for rights under existing employee benefit plans.

                  3.1.18 Technology and Intellectual Property Rights

         (a)      "Company Intellectual Property" shall mean:

                  (i) all patents, trademarks, trade names, service marks, domain names, copyrights and any renewal rights, applications and registrations for any of the foregoing, and all trade dress, schematics, technology, trade secrets, know-how, moral rights and computer software programs or applications (in both source and object code form) owned by Company; and

                  (ii) all license rights in any third party intellectual property, proprietary or personal rights, documentation, or tangible or intangible property, including without limitation the types of intellectual property and tangible and intangible proprietary information described in (i) above; that are being, and/or have been, used in, or are currently under development for use in, and are material to, the business of Company as it has been, is currently or is currently anticipated to be (up to the Closing), conducted. Company Intellectual Property described in clause (i) above is referred to herein as "Company Owned Intellectual Property" and Company Intellectual Property described in clause (ii) above is referred to herein as "Company Licensed Intellectual Property". Unless otherwise noted, all references to "Company Intellectual Property" shall include both Company Owned Intellectual Property and Company Licensed Intellectual Property.

         (b) The Company Disclosure Schedule lists: (i) all patents, registered copyrights, trademarks, and service marks and any applications and registrations for any of the foregoing, that are included in the Company Owned Intellectual Property; (ii) all software products and services that are currently published, offered, or under development by Company; (iii) licenses and sublicenses of Company Owned Intellectual Property that are material to the business of Company as it has been, is currently or is currently anticipated to be (up to the Closing), conducted; (iv) all Company Licensed Intellectual Property (other than license agreements for standard "shrink wrapped, off the shelf," commercially available, third party products used by the Company); and (v) any obligations of exclusivity, non-competition, non-solicitation, or first negotiation to which Company is subject under any agreement, other than those agreements described in
(iii) above and filed with the SEC or (iv) above.

         (c) Each item of the Company Intellectual Property is either: (i) owned by Company, (ii) in the public domain, or (iii) rightfully used by Company pursuant to a valid license or other agreement. Company has all rights in the Company Intellectual Property reasonably necessary to carry out Company's current, and anticipated future (up to the Closing) activities and has or had during the relevant period all rights in the Company Intellectual Property reasonably necessary to carry out Company's former activities. All software and firmware listings that are part of the Company Owned Intellectual Property are commented in accordance with a reasonable developer standard.

         (d) Company is not, nor as a result of the execution or delivery of this Agreement, or performance of Company's obligations hereunder, will Company be, in violation of any license, sublicense or other agreement relating to the Company Intellectual Property or of any non-disclosure agreement to which Company is a party or otherwise bound, except for any such violations that would not have a Material Adverse Effect on the Business Condition of Company.

         (e) Except pursuant to the terms of the agreements listed in the Company Disclosure Schedule, Company is not obligated to provide any financial consideration or other material consideration to any third party, nor is any third party otherwise entitled to any financial consideration or other material consideration, with respect to any exercise of rights by Company or its successors in the Company Intellectual Property contained in Company's current products as listed on the Company Disclosure Schedule or in the Company Intellectual Property contained in any Company web site.

         (f) The use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights in any Company Owned Intellectual Property by Company or its licensees, does not infringe any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, moral right, other intellectual property right, right of privacy, right of publicity or right in personal or other data of any person, except for any such violations that would not have a Material Adverse Effect on the Business Condition of Company. Further, to the knowledge of Company, the use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights in any Company Licensed Intellectual Property or any other authorized exercise of rights in or to the Company Licensed Intellectual Property by Company or its licensees does not infringe any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, moral right, other intellectual property right, right of privacy, right of publicity or right in personal or other data of any person, except for any such violations that would not have a Material Adverse Effect on the Business Condition of Company. No claims (i) challenging the validity, enforceability, or ownership by Company of any of the Company Owned Intellectual Property or (ii) to the effect that the use, reproduction, modification, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any Company Owned Intellectual Property by Company or its licensees infringes any intellectual property or other proprietary or personal right of any person, have been asserted or, to the knowledge of Company, are threatened by any person. To the knowledge of Company, there is no unauthorized use, infringement or misappropriation of any of the Company Owned Intellectual Property by any third party, employee or former employee.

         (g) No parties other than Company possess any current or contingent rights to any source code that is part of the Company Owned Intellectual Property (including, without limitation, through any escrow account).

         (h) Company's standard practice is to secure from all parties who have created any material portion of, or otherwise have any material rights in or to, the Company Owned Intellectual Property written assignments or licenses of any such work or other rights to Company.

         (i) Company has provided Upgrade with a copy of or access to all material support and maintenance agreements relating to Company Owned Intellectual Property or to which Company is a party as to Company Licensed Intellectual Property.

         (j) To the knowledge of Company, Company has obtained written agreements from all employees and third parties with whom Company has shared confidential information (i) of Company, or (ii) received from others which Company is obligated to treat as confidential, which agreements require such employees and third parties to keep such information confidential.

         (k) Company's practices regarding the collection and use of consumer personal information are in accordance in all material respects with Company's privacy policy as published on its website.

                  3.1.19 Vote Required

         The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock and the holders of Company Warrants, voting together as one class, is the only vote of the holders of Company's securities necessary to approve this Agreement and the consummation of the transactions contemplated hereby.

                  3.1.20 Brokers and Finders

         Neither Company nor any of the Company Subsidiaries, or any of their respective directors, officers or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement.

                  3.1.21 Change of Control

         With regard to any options, stock, restricted stock, stock bonus or other awards granted under the Company Incentive and Stock Option Plans which are not exercisable or vested prior to the Effective Time, Company has not taken any action to make such options or awards exercisable or vested by reason of the Merger. Prior to the Effective Time, Company shall take all action necessary relating to the Company Incentive and Stock Option Plans to provide that the occurrence of the transactions contemplated by this Agreement shall not entitle participants under such plans to a cash-out of the stock options, restricted stock, stock bonus or other awards granted to them thereunder.

                  3.1.22 Leases in Effect

         All real property leases and subleases as to which Company or any of the Company Subsidiaries is a party and any amendments or modifications thereof which have been filed as exhibits to the Company SEC Documents or are listed on the Company Disclosure Schedule (each a "Lease" and collectively, the "Leases") are valid, in full force and effect, enforceable, and there are no existing defaults on the part of Company, and Company has not received nor given notice of default or claimed default with respect to any Lease, nor is there any event that with notice or lapse of time, or both, would constitute a default thereunder, except for defaults, claimed defaults or events that with notice or lapse of time, or both, would constitute a default that have not had, and would not have, individually or in the aggregate, a Material Adverse Effect on the Business Condition of Company. No consent is required from any party under any Lease in connection with the completion of the transactions contemplated by this Agreement, and Company has not received notice that any party to any Lease intends to cancel, terminate, or refuse to renew the same or to exercise any option or other right thereunder, except where the failure to receive such consent, or where such cancellation, termination or refusal, would not have a Material Adverse Effect on Company's Business Condition.

                  3.1.23 Environmental

         (a) There has not been a discharge or release on any real property at the time it was owned or leased by Company (the "Real Property") of any Hazardous Material (as defined below), including without limitation contamination of soil, groundwater or the environment, generation, handling, storage, transportation or disposal of Hazardous Materials or exposure to Hazardous Materials, except for those that would not, individually or in the aggregate have a Material Adverse Effect on the Business Condition of Company;

         (b) No Hazardous Material has been used by Company in the operation of Company's business in amounts or in a manner that would have a Material Adverse Effect on the Business Condition of Company; and

         (c) Company has not received from any Governmental Entity or third party any written request for information, notice of claim, demand letter, or other notification, notice or information that Company is or may be potentially subject to or responsible for any investigation or clean-up or other remediation of Hazardous Material present on any Real Property or at any other location.

         "Hazardous Material" means (a) "hazardous waste" as defined by the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), including any future amendments thereto, and regulations promulgated thereunder; (b) "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), including any future amendments thereto, and regulations promulgated thereunder; (c) asbestos; (d) polychlorinated biphenyls; (e) underground storage tanks, whether empty or filled or partially filled with any substance; (f) any substance the presence of which is or becomes prohibited by any federal, state, or local law, ordinance, rule, or regulation; and (g) any hazardous or toxic substance, material, or waste which under any federal, state, or local law, ordinance, rule, or regulation requires special handling or notification in its collection, storage, treatment or disposal.

                  3.1.24 Certain Payments

         To the knowledge of Company, neither Company nor any person or other entity acting on behalf of Company has, directly or indirectly, on behalf of or with respect to Company: (i) made an unreported political contribution, (ii) made or received any payment which was not legal to make or receive, (iii) engaged in any transaction or made or received any payment which was not properly recorded on the books of Company, (iv) created or used any "off-book" bank or cash account or "slush fund", or (v) engaged in any conduct constituting a violation of the Foreign Corrupt Practices Act of 1977.

                  3.1.25 Reliance

         The foregoing representations and warranties are made by Company with the knowledge and expectation that Upgrade and Sub are placing reliance thereon.

         3.2 Representations and Warranties of Upgrade and Sub

         Except as disclosed in a Disclosure Schedule which identifies by section number the section and subsection to which such disclosure relates (unless the applicability of such disclosure to any section or subsection is reasonably apparent in light of the circumstances under which made) and is delivered by Upgrade to Company concurrently with the execution of this Agreement (the "Upgrade Disclosure Schedule"), Upgrade and Sub, jointly and severally, represent and warrant to Company as follows:

                  3.2.1 Organization; Standing and Power

         Each of Upgrade and Sub is a corporation duly organized, validly existing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which it owns, leases or operates its properties or conducts its businesses so as to require such qualification, except where the failure to be so organized, existing, qualified or in good standing or to have such corporate or other applicable power and authority have not had, and would not have, a Material Adverse Effect on the Business Condition of Upgrade. "Upgrade Business" means, through its ownership interests in the Upgrade Subsidiaries, the development and commercialization of a patented, data storage technology and accompanying systems and applications that Upgrade believes will constitute the next generation of so-called "smart card" technology, with the specific aims of increasing the volume and security of the information and transactions that a portable wallet-size card can store and process.

                  3.2.2 Capital Structure

         The authorized capital stock of Upgrade consists of 50,000,000 shares of Upgrade Common Stock of which 19,236,717 are outstanding as of July 11, 2000 and there are no shares of preferred stock, and no shares are held by Upgrade Subsidiaries (as defined below). In addition, as of July 11, 2000, 2,200,000 shares of Upgrade Common Stock are reserved for issuance upon the exercise of outstanding stock options ("Upgrade Options") under the Upgrade International Corporation Amended 1999 Combined Incentive and Nonqualified Stock Option

Plan and the Upgrade International Corporation 2000 Stock Option Plan (collectively, the "Upgrade Stock Option Plans"). The number of shares of Upgrade Common Stock authorized to be issued under the Upgrade Stock Option Plans is sufficient to accommodate the conversion of Company Options into Upgrade Options as contemplated and required by this Agreement. The authorized capital stock of Sub consists of 1000 shares of common stock, par value $.01, per share. As of August 29, 2000, 100 shares of Sub's common stock are outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights in respect thereof and all of which are owned by Upgrade. The shares of Upgrade Common Stock to be issued pursuant to the Merger in accordance with Section 2.1.3(i) will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Upgrade's Articles of Incorporation or Bylaws or any agreement to which Upgrade is a party or is bound and (ii) will, when issued, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under applicable blue sky laws. In this Agreement, the "Upgrade Subsidiaries" shall mean an entity of which an amount of the voting securities, or other voting ownership or voting partnership interests of which is sufficient to elect a majority of its board of directors or other governing body (or, if there are no such interests, 50% or more of the equity interests of which) is owned directly or indirectly by Company.

                  3.2.3 Authority

         Upgrade and Sub have all requisite corporate power and authority to enter into this Agreement, and subject to the procurement of the Upgrade Required Statutory Approvals (as defined below), to consummate the transactions contemplated hereby. The execution and delivery by Upgrade and Sub of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Upgrade and Sub, respectively. This Agreement has been duly executed and delivered by Upgrade and Sub and assuming the due authorization, execution and delivery by Company, constitutes a valid and binding obligation of Upgrade and Sub enforceable in accordance with its terms. Subject to satisfaction of the conditions set forth in Sections 7.1 and 7.2, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any Violation of (i) any provision of the Articles of Incorporation or Bylaws of Upgrade, the Certificate of Incorporation or Bylaws of Sub, or the comparable governing instruments of any of the Upgrade Subsidiaries or (ii) any loan or credit agreement note, bond, mortgage, indenture, contract, lease, or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Upgrade, Sub or any of the Upgrade Subsidiaries or their respective properties or assets, other than, in the case of (ii), any such Violation, which individually or in the aggregate would not have a Material Adverse Effect on the Business Condition of Upgrade. No Consent is required by or with respect to Upgrade or Sub in connection with the execution and delivery of this Agreement by Upgrade or Sub or the consummation by Upgrade and Sub of the transactions contemplated hereby, except for (i) the filing, if any, of a premerger notification report by Upgrade and Company under the HSR Act, (ii) the filing of the Proxy Statement/Prospectus with the SEC pursuant to the Exchange Act and the Securities Act and the declaration of the effectiveness thereof by the SEC and compliance with various state securities or blue sky laws, and (iii) the filing of the Merger Documents with the Secretary of State of Delaware (the filings and approvals referred to in clauses (i) through (iii) are collectively referred to as the "Upgrade Required Statutory Approvals" and together with the Company Required Statutory Approvals, the "Required Statutory Approvals") and except for such other Consents which if not obtained or made would not have a Material Adverse Effect on the value of the Upgrade Common Stock, the Business Condition of Upgrade or on the Upgrade Business.

                  3.2.4 SEC Documents and Financial Statements

         Upgrade has filed all forms, reports and documents required to be filed by it with the SEC since April 6, 2000 through the date of this Agreement (collectively, the "Upgrade SEC Documents"). As of their respective filing dates, the Upgrade SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Upgrade SEC Documents, and none of the Upgrade SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of Upgrade included in the Upgrade SEC Documents (the "Upgrade Financial Statements") complied as to form in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and were prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto) and fairly presented, in all material respects, the consolidated financial position of Upgrade and the Upgrade Subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments not material in scope or amount). There has been no change in Upgrade's accounting policies or the methods of making accounting estimates or changes in estimates that are material to Upgrade Financial Statements or estimates except as described in the notes thereto.

                  3.2.5 Information Supplied

         None of the information supplied or to be supplied by Upgrade or the Upgrade Subsidiaries, auditors, attorneys, financial advisors, other consultants or advisors or Sub for inclusion in the S-4 or the Proxy Statement/Prospectus, will, in the case of the Proxy Statement and any amendment or supplement thereto, at the time of the mailing of the Proxy Statement and any amendment or supplement thereto, and at the time of any meeting of stockholders of Company to vote upon this Agreement and the transactions contemplated hereby, or in the case of the S-4, as amended or supplemented, at the time it becomes effective and at the time of any post-effective amendment thereto and at the time of the meeting of stockholders of Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading or necessary to correct any statement in any earlier filing with the SEC of such Proxy Statement/Prospectus or any amendment or supplement thereto or any earlier communication (including the Proxy Statement/Prospectus) to stockholders of Company with respect to the transactions contemplated by this Agreement.

                  3.2.6 No Defaults

         Neither Upgrade nor Sub has received any notice that it would be with the passage of time, in default or violation of any term, condition or provision of (i) the Articles of Incorporation or Bylaws of Upgrade or Certificate of Incorporation or Bylaws of Sub; (ii) any judgment, decree or order applicable to Upgrade or Sub; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument to which Upgrade or Sub is now a party or by which it or any of its respective properties or assets may be bound, except for defaults and violations which, individually or in the aggregate, would not have a Material Adverse Effect on the Business Condition of Upgrade.

                  3.2.7 Absence of Certain Changes or Events

         Since March 31, 2000 through the date of this Agreement, except as contemplated by or as disclosed in this Agreement, as set forth in the Upgrade Disclosure Schedule or as disclosed in any Upgrade SEC Documents filed since April 6, 2000 and prior to the date of this Agreement, Upgrade and the Upgrade Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been any Material Adverse Effect on the Business Condition of Upgrade.

                  3.2.8 Litigation

         There is no claim, action, suit or proceeding pending or, to the knowledge of Upgrade, threatened, which would, if adversely determined, individually or in the aggregate, have a Material Adverse Effect on the Business Condition of Upgrade, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Upgrade or any of the Upgrade Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future would have, any Material Adverse Effect on the Business Condition of Upgrade. There is no investigation pending or, to the knowledge of Upgrade, threatened against Upgrade or the Upgrade Subsidiaries, before any foreign, federal, state, municipal or other governmental department, commission, board, bureau, agency, instrumentality or other Government Entity which would have a Material Adverse Effect on the Business Condition of Upgrade. The Upgrade Disclosure Schedule sets forth, with respect to any pending action, suit, proceeding, or, to Upgrade's knowledge, investigation to which Upgrade or any of the Upgrade Subsidiaries is a party (other than (i) cases involving the collection of monies owed to Upgrade or in the ordinary course of business or
(ii) trademark infringement or anti-piracy actions in the ordinary course of business in which Upgrade is the plaintiff), the forum, the parties thereto, the subject matter thereof, and the amount of damages claimed.

                  3.2.9 Absence of Undisclosed Liabilities

         Upgrade and the Upgrade Subsidiaries, taken as a whole, have no liabilities or obligations (whether absolute, accrued or contingent) except (i) Liabilities that are accrued or reserved against in the unaudited consolidated balance sheet of Upgrade and the Upgrade Subsidiaries as of March 31, 2000 or reflected in the notes thereto or disclosed in the financial statements filed as a part of the Upgrade SEC Documents, (ii) Liabilities that would not have a Material Adverse Effect on the Business Condition of Upgrade, or (iii) additional Liabilities reserved against since

March 31, 2000 that (x) have arisen in the ordinary course of business; and (y) are accrued or reserved against on the books and records of Upgrade and the Upgrade Subsidiaries.

                  3.2.10 No Violations

         The businesses of Upgrade, Sub and the Upgrade Subsidiaries are not being conducted in violation of, or in a manner which could cause liability under any applicable law, rule or regulation, judgment, decree or order of any Governmental Entity, except for any violations or practices, which, individually or in the aggregate, have not had and will not have a Material Adverse Effect on the Business Condition of Upgrade.

                  3.2.11 Employee Benefit Plans

         Upgrade has no Plans.

                  3.2.12 Major Contracts

         As of the date of this Agreement, all of Upgrade's "material contracts" as such term is defined under Item 601 of Regulation S-K, have been filed under the Exchange Act. Except to the extent that such agreements have expired by their own terms, each agreement disclosed by Upgrade under the Exchange Act is in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect on the Business Condition of Upgrade.

                  3.2.13 Taxes

         Upgrade and each of the Upgrade Subsidiaries has timely filed (or caused to be filed), taking into account all extensions, all material Returns required to be filed by each of them, which returns, reports and statements are true, correct and complete in all material respects, and paid or accrued all material taxes shown as due on such returns, reports and statements, except where the failure to file or accurately complete such actions would not have a Material Adverse Effect on the Business Condition of Upgrade.

                  3.2.14 Interest of Officers

         None of Upgrade's officers or directors has, nor to the knowledge of Upgrade does any officer or directory of any of the Upgrade Subsidiaries have, any material interest, directly or indirectly, in any property, real or personal, tangible or intangible, including inventions, copyrights, trademarks or trade names, used in or pertaining to the business of Upgrade or any of the Upgrade Subsidiaries, or any supplier, distributor or customer of Upgrade or any of the Upgrade Subsidiaries.

                  3.2.15 No Vote Required

         No vote of the shareholders of Upgrade is required by law, Upgrade's Articles of Incorporation or Bylaws or otherwise in order for Upgrade and Sub to consummate the Merger and the transactions contemplated hereby.

                  3.2.16 Brokers and Finders

         None of Upgrade or Sub or any of their respective directors, officers or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement.

                  3.2.17 Interim Operation of Sub

         Sub is a direct, wholly owned subsidiary of Upgrade, was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby. Sub has no liabilities as of the date of this Agreement, and except for its obligations pursuant to this Agreement, will have no liabilities as of the Closing Date.

                  3.2.18 Reliance

         The foregoing representations and warranties are made by Upgrade with the knowledge and expectation that Company is placing reliance thereon.

                        ARTICLE IV: COVENANTS OF COMPANY

         During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Company agrees (except as expressly contemplated by this Agreement) that:

         4.1 Conduct of Business

                  4.1.1 Ordinary Course

         Except as set forth in the Company Disclosure Schedule, Company and the Company Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such businesses, use all reasonable efforts consistent with past practice and policies to preserve intact their present business organizations, keep available the services of their present officers, consultants, and employees and preserve their relationships with customers, suppliers, distributors and others having business dealings with them. Company shall promptly notify Upgrade of any event or occurrence or emergency not in the ordinary course of business, of Company or the Company Subsidiaries, and material and adverse to the Business Condition of Company. Except as set forth in the Company Disclosure Schedule, neither Company nor any of the Company Subsidiaries shall:

         (a) accelerate, amend or change the period of exercisability or vesting of options, restricted stock, stock bonus or other awards granted under the Company Incentive and Stock Option Plans (including any discretionary acceleration of the exercise periods by Company's Board of Directors permitted under such plans) or authorize cash payments in exchange for any options, restricted stock, stock bonus or other awards granted under any of such plans;

         (b) except in the ordinary course of business consistent with past practices, grant any severance or termination pay to any officer or director or to any employee of Company or any of the Company Subsidiaries;

         (c) except in the ordinary course of business consistent with past practices and other than transfers between or among Company and any of its wholly owned Company Subsidiaries, transfer to any person or entity any rights to the Company Intellectual Property Rights;

         (d) enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or manufacturing rights of any type or scope with respect to any hardware or software products of Company or any of the Company Subsidiaries;

         (e) except in the ordinary course of business consistent with past practices, commence a lawsuit other than: (i) for the routine collection of bills; (ii) for software piracy; (iii) in such cases where Company in good faith determines that failure to commence suit would result in a material impairment of a valuable aspect of Company's business, provided Company consults with Upgrade prior to filing such suit; or (iv) for a breach of this Agreement;

         (f) enter into one or more leases which extend for a period of two (2) years beyond the date of this Agreement and which obligate Company to pay aggregate gross rent in excess of Fifty Thousand Dollars ($50,000); and

         (g) extend an offer of employment to a candidate for an executive officer position without prior consultation with Upgrade.

                  4.1.2 Dividends: Changes in Stock

         Except as set forth in Section 4.1.2 of Company's Disclosure Schedule, and other than transfers between or among Company and any of its wholly owned Company Subsidiaries, Company shall not, and shall not permit any of the Company Subsidiaries to: (i) declare or pay any dividends on or make other distributions (whether in cash, stock or property) in respect of any of its capital stock;
(ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of Company; (iii) repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock other than repurchase of vested stock from former employees; or (iv) propose any of the foregoing.

                  4.1.3 Issuance of Securities

         Except as set forth in Section 4.1.3 of Company's Disclosure Schedule, Company shall not, and shall not permit the Company Subsidiaries to, issue, deliver, or sell, or authorize, propose or agree to, or commit to the issuance, delivery, or sale of any shares of its capital stock of any class, any Voting Debt or any securities convertible into its capital stock or Voting Debt, any options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character obligating it or any of the Company Subsidiaries to issue any such shares, Voting Debt or other convertible securities other than any securities that may be granted to Upgrade and/or Sub pursuant to this Agreement and/or the transactions contemplated hereunder. Any transaction causing Company to issue securities in excess of the aggregate authorized, issued and outstanding amounts described in Section 3.1.2 (as modified by the Company's Disclosure Schedule) shall require the prior written approval of Upgrade unless any such transaction set forth in Section 4.1.3 of Company's Disclosure Schedule is identified as permitting the Company to exceed the aggregate limits in Section 3.1.2.

                  4.1.4 Governing Documents

         Company shall not, nor shall it cause or permit any of the Company Subsidiaries to, amend its Articles or Certificate of Incorporation or Bylaws.

                  4.1.5 Exclusivity; Acquisition Proposals

         (a) Unless and until this Agreement shall have been terminated by either party pursuant to Section 8.1 hereof, Company shall not (and it shall use its commercially reasonable best efforts to ensure that none of its officers, directors, agents, representatives or affiliates) take or cause or permit any of the Company Subsidiaries to take, directly or indirectly, any of the following actions with any party other than Upgrade and its designees: (i) solicit, knowingly encourage, initiate or participate in any negotiations, inquiries or discussions with respect to any offer or proposal to acquire all or any significant part of its business, assets or capital shares whether by merger, consolidation, other business combination, purchase of assets, tender or exchange offer or otherwise (each of the foregoing, an "Acquisition Transaction"); (ii) disclose, in connection with an Acquisition Transaction, any information not customarily disclosed to any person other than Upgrade or its representatives concerning Company's business or properties or afford to any person other than Upgrade or its representatives or entity access to its properties, books or records, except in the ordinary course of business and as required by law or pursuant to a governmental request for information; (iii) enter into or execute any agreement relating to an Acquisition Transaction; or
(iv) make or authorize any public statement, recommendation or solicitation in support of any Acquisition Transaction or any offer or proposal relating to an Acquisition Transaction other than with respect to the Merger; provided, however, that the Board of Directors of Company may recommend that the stockholders of Company tender their shares in connection with a tender offer to the extent the Board of Directors of Company by a majority vote determines in its good faith judgment that such a recommendation is required to comply with the fiduciary duties of the Board of Directors of Company to stockholders under applicable Delaware law, after receiving the advice of outside legal counsel. In the event Company shall receive any offer or proposal, directly or indirectly, of the type referred to in clause (i) above, or any request for disclosure or access with respect to information of the type referred to in clause (ii) above, it shall immediately, and prior to taking any action in response thereto inform Upgrade as to the existence of such offer or proposal and generally describe the material facts concerning any such offer including the identity of the third party making such offer, proposal or request, and will thereafter cooperate with Upgrade by informing Upgrade of additional material facts as they arise and furnishing to Upgrade any additional information it furnished to any third party making such proposal or requesting information. Nothing contained in this Agreement shall prevent the Board of Directors of Company from (i) furnishing information to, or answering questions of, a third party which the Board of Directors of Company reasonably believes has made a bona fide proposal with respect to an Acquisition Transaction that is a Superior Proposal (as defined below) not solicited in violation of this Agreement, provided that prior to providing information, such third party executes an agreement with confidentiality provisions substantially similar to those contained in Section 6.2.2 and provided further that Upgrade is notified one business day prior to Company's providing of such information to a third party, or (ii) subject to compliance with the other terms of this Section 4.1.5, considering a proposal with respect to an Acquisition Transaction, which the Board of Directors of Company reasonably believes to be a bona fide proposal, that is a Superior Proposal not solicited in violation of this Agreement. For purposes of this Agreement, a "Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, substantially all of the equity securities of Company entitled to vote generally in the election of directors, on terms which the Board of Directors of Company reasonably believes (x) (after consultation with a financial advisor of nationally recognized reputation) to be more favorable from a financial point of view to its stockholders than the Merger and the transactions contemplated by this Agreement taking into account at the time of determination any changes to the financial terms of this Agreement proposed in writing by Upgrade and (y) to be more favorable to Company and its stockholders than the Merger and the transactions contemplated by this Agreement after taking into account all pertinent factors deemed relevant by the Board of Directors of Company under the laws of the State of Delaware; provided, however, that a Superior Proposal may be subject to a due diligence review of confidential information and to other customary conditions.

         (b) Nothing contained in this Section 4.1.5 shall prohibit Company from taking and disclosing to its stockholders a position required by Rule 14d-9 or 14e-2(a) promulgated under the Exchange Act or from making any disclosure to its stockholders required by applicable law, rule or regulation; provided, however, the Board of Directors of Company shall only recommend that its stockholders tender their shares in connection with a tender offer to the extent that the Board of Directors of Company by a majority vote determines in its good faith judgment that such a recommendation is required to comply with the fiduciary duties of the Board of Directors of Company to stockholders under applicable Delaware law, after receiving the advice of outside legal counsel.

                  4.1.6 No Acquisitions

         Except as set forth in the Company Disclosure Schedule, Company shall not, and shall not permit any of the Company Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Business Condition of Company.

                  4.1.7 No Dispositions

         Company shall not, and shall not permit any of the Company Subsidiaries to, sell, lease, license, transfer, mortgage, encumber or otherwise dispose of any of their assets or cancel, release, or assign any indebtedness or claim, except in the ordinary course of business or in amounts which are not material, individually or in the aggregate, to the Business Condition of Company.

                  4.1.8 Indebtedness

         Company shall not, and shall not permit any of the Company Subsidiaries to, incur any indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise in amounts which are material, individually or in the aggregate, to the Business Condition of Company, except as otherwise permitted by or contemplated in this Agreement. Subject to Upgrade complying with its financing commitments to Company, Company shall not, and shall not permit any Company Subsidiaries to, incur indebtedness pursuant to the Financing Agreement, dated as of June 30, 2000, as amended, between the Company, Carey F. Daly II, Jolson Merchant Partners Group LLC and Harvest Opportunity Partners L.P., other than funds advanced by Upgrade or Sub pursuant to Section 6.7.

                  4.1.9 Plans

         Except as set forth in the Company Disclosure Schedule, Company shall not, and shall not permit any of the Company Subsidiaries to, adopt or amend in any material respect any Plan, or pay any pension or retirement allowance not required by any existing Plan. Except in the ordinary course of business consistent with past practices, Company shall not and shall not permit any the Company Subsidiaries to, enter into any employment contracts, pay any special bonuses or special remuneration to officers, directors, or employees, or increase the salaries, wage rates or fringe benefits of its officers or employees.

                  4.1.10 Claims

         Company shall not, and shall not permit any of the Company Subsidiaries to, settle any claim, action or proceeding, except in the ordinary course of business or in amounts which are not material, individually or in the aggregate, to the Business Condition of Company.

                  4.1.11 Agreement

         Company shall not, and shall not permit any of the Company Subsidiaries to, agree to take any of the actions prohibited by this Section 4.1.

         4.2 Breach of Representations and Warranties

         Company will not knowingly take any action which would cause or constitute a breach of any of the representations and warranties set forth in
Section 3.1 or which would cause any of such representations and warranties to be inaccurate in any material respect. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event which would cause or constitute any breach or inaccuracy of the representations and warranties set forth in Section 3.1 Company will give written notice thereof to Upgrade and will use its commercially reasonable best efforts to prevent or promptly remedy such breach or inaccuracy.

         4.3 Consents

         Company will promptly apply for or otherwise seek, and use its commercially reasonable best efforts to obtain all Consents (whether or not from a Governmental Entity), and make all filings, required with respect to Company for the consummation of the Merger, except such Consents as Upgrade and Company agree Company shall not seek to obtain.

         4.4 Nasdaq Requirements

         Company shall use its commercially reasonable best efforts to maintain its listing on the Nasdaq SmallCap Market and comply with all applicable rules related thereto, provided, however, that the Company's failure to comply with the continued listing requirements of Nasdaq SmallCap Market as a result of the market price of the Company's Common Stock, the issuance by the Company's auditors of a "going concern" opinion as of December 31, 1999, or the Company's accumulated operating deficit shall not constitute a failure to abide by the covenant contained in this Section 4.4.

         4.5 Commercially Reasonable Best Efforts

         Company will use its commercially reasonable best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement provided that Company shall in no event be required to agree to the imposition of, or comply with, any condition, obligation or restriction on Company or any of the Company Subsidiaries or on the Surviving Corporation described in Section 7.1.6 hereof.

         4.6 Information for Prospectus/Proxy Statement

         Company will as promptly as practicable provide to Upgrade and its counsel for inclusion within the Proxy Statement/Prospectus and the S-4 in a form reasonably satisfactory to Upgrade and its counsel, such information concerning Company, its operations, capitalization, technology, share ownership and other information as Upgrade or its counsel may reasonably request.

         4.7 Stockholder Approval

         Company will call a special Stockholders Meeting as soon as practicable but in no event later than forty five (45) days after the Form S-4 is declared effective by the SEC to submit this Agreement, the Merger and related matters for the consideration and approval of Company's Stockholders ("Company Stockholders Meeting"). Such approval will be recommended by Company's Board of Directors, subject to the fiduciary obligations of its directors. Such meeting will be called, held and conducted, and any proxies will be solicited, in compliance with applicable law. Concurrently with the execution of this Agreement, all officers and directors of Company shall have executed Voting Agreements in the form of Exhibit 4.7 agreeing, among other things, to vote in favor of the Merger and against any competing proposals; provided, however, that any director of Company shall not be prevented from exercising his/her fiduciary obligations as a director of Company.

         4.8 Tax Returns

         Company shall properly and timely file all Returns with respect to Company and any of the Company Subsidiaries required to be filed prior to the Closing Date and shall pay all taxes required to be paid prior to the Closing Date, except for those taxes being contested in good faith. All such Returns shall be prepared consistent with past practice. Company shall (i) notify Upgrade as promptly as practicable if it receives notice of any tax audit, the assessment of any tax, the assertion of any tax lien, or any request, notice or demand for taxes by any taxing authority, (ii) provide Upgrade a description of any such matter in reasonable detail (including a copy of any written materials received from the taxing authority), and (iii) take no action with respect to such matter without the consent of Upgrade. Company shall not (x) make or revoke any tax election which may affect Company, (y) execute any waiver of restrictions on assessment of any tax without the approval of Upgrade, or (z) enter into any agreement or settlement with respect to any tax without the approval of Upgrade which shall not be unreasonably withheld.

         4.9 Representations of Stockholders

         Company will use its commercially reasonable best efforts to cause (i) all officers and directors of Company, and (ii) beneficial owners of five percent (5%) or more of the outstanding Company Common Stock (collectively, the "Company's Principal Stockholders") to cooperate with counsel to Company and Upgrade to assist them in providing the tax opinions called for by Section 7.1.5 hereof; provided, however, that the failure of Company to obtain the cooperation of any of the Company's Principal Stockholders, other than Carey Daly II, shall not, in and of itself, constitute a default by Company under this Agreement.

         4.10 Employee Benefits Matters

                  4.10.1 Benefit Plans

         Surviving Corporation shall continue all of Company's employee benefit plans in existence as of the Effective Time upon the same terms and conditions then in effect. Notwithstanding the above, and without the loss of any vested benefits but without accelerating any unvested rights (except as required by law), at the request of Upgrade Company shall terminate or modify the Plans as may be directed by Upgrade immediately prior to the Effective Time; provided, however, that any such modification, termination or merger shall be contingent upon the occurrence of the Effective Time; and provided further, that any such action by Company requested by Upgrade which results in an additional liability of Company shall be excluded from the determination of Company's financial condition pursuant to Section 4.11 below but only to the extent greater than any liability to be incurred a result of the Merger without such change requested by Upgrade.

                  4.10.2 Section 16 Approval

         On or after the date hereof and prior to the Effective Time, each of Upgrade and Company shall take all necessary action such that, with respect to
(i) any Company Employee who as of the date hereof is subject to Section 16 of the Exchange Act and (ii) any member of the Company's Board of Directors (each, a "Company Section 16 Insider"), the acquisition by any such Company Section 16 Insider of Upgrade Common Stock or Upgrade stock options and the disposition by any such Company Section 16 Insider of Company Common Stock or Company Options pursuant to the transactions contemplated herein shall be exempt from the short-swing profit liability rules of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder.

         4.11 Financial Condition

         At the Effective Time, exclusive of Company's current liabilities and the software license fee payable of Seven Hundred Thousand Dollars ($700,000), the Company's Liabilities shall be no more than Six Million Two Hundred Fifty Thousand Dollars ($6,250,000).

         4.12 Opinion of Financial Advisor

         Company will engage a recognized financial advisor that meets with Upgrade's approval, such approval to be secured in writing, and not to be unreasonably withheld, to issue its opinion with respect to the fairness of the Exchange Ratio, from a financial point of view, to Company's stockholders, prior to the Company's filing of Form S-4 with the SEC. Company will promptly provide a copy of the opinion to Upgrade.

         4.13 Consent of Series A Secured Note Holders.

         Company will promptly seek, and use its reasonable best efforts to obtain, the consent of each holder of the Company's Series A Secured Notes to the transactions contemplated by this Agreement.

                        ARTICLE V: COVENANTS OF UPGRADE

         During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Upgrade agrees (except as expressly contemplated by this Agreement) that:

         5.1 Breach of Representations and Warranties

         Upgrade will not knowingly take any action which would cause or constitute a breach of any of the representations and warranties set forth in
Section 3.2 or which would cause any of such representations and warranties to be inaccurate in any material respect. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event which would cause or constitute any breach or inaccuracy of the representations and warranties set forth in Section 3.2, Upgrade will give notice thereof to Company and will use its commercially reasonable best efforts to prevent or promptly remedy such breach or inaccuracy.

         5.2 Conduct of Business by Upgrade Pending the Merger

         Upgrade shall promptly notify Company of any event or occurrence that is material and adverse to the Business Condition of Upgrade; provided, however, that the disclosure of such event or occurrence in a Upgrade SEC Document shall satisfy such requirement so long as such Upgrade SEC Document is filed within a reasonable period of time after Upgrade becomes aware of such event or occurrence and in any event prior to the Closing Date, or if the Closing Date has occurred, prior to the Effective Time.

         5.3 Consents

         Each of Upgrade and Sub, as applicable, will promptly apply for or otherwise seek, and use its commercially reasonable best efforts to obtain all Upgrade Required Statutory Approvals, and make all filings, and obtain such other Consents that if not obtained would have a Material Adverse Effect on the Business Condition of Upgrade or on the ability of either Upgrade or Sub to consummate the Merger.

         5.4 Commercially Reasonable Best Efforts

         Each of Upgrade and Sub will use its commercially reasonable best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement provided that neither Upgrade nor Sub shall be required to agree to the imposition of, or comply with, any condition, obligation or restriction on Upgrade or any of the Upgrade Subsidiaries or on the Surviving Corporation described in Section 7.1.6 hereof.

         5.5 Representations of Shareholders

         Upgrade will use its commercially reasonable best efforts to cause each of its principal shareholders who is the beneficial owner of five percent (5%) or more of the outstanding Upgrade Common Stock to cooperate with counsel to Upgrade and Company to assist them in providing the tax opinions called for by
Section 7.1.5. Upgrade shall provide to Company and its counsel such customary representations as such persons shall reasonably request in connection with the opinions contemplated in Section 7.1.5. To the knowledge of Upgrade, there are no facts or circumstances relating to Upgrade, including any covenants or undertakings of Upgrade pursuant to this Agreement, that would prevent counsel for Company from delivering the opinion referred to in Section 7.1.5 as of the date hereof.

         5.6 Tax Free Reorganization

         Upgrade has no present plan or intention following the Merger to take any of the following actions:

         (a) Cause Company to issue additional shares of its capital stock that would result in Upgrade losing control of Company within the meaning of Section 368(c) of the Code;

         (b) Merge Company with or into another corporation, or sell or otherwise dispose of the capital stock of Company (except for transfers of such stock to corporations controlled by Upgrade within the meaning of Code Section 368(a)(2)(C) and except for any cash offering of the Company's stock to the public) so long as such offering does not disqualify the Merger as a tax-free reorganization within the meaning of Code Section 368(a);

         (c) Reacquire any shares of its capital stock issued in the Merger, other than possible purchases in the ordinary course of business of shares held by Company employees in connection with termination of employment of such employees and open market repurchases in connection with its normal share repurchase program;

         (d) Cause Company to fail to hold at least 90% of the fair market value of the Company's net assets and at least 70% of the fair market value of its gross assets, and at least 90% of the fair market value of Sub's net assets and at least 70% of its gross assets held immediately prior to the Merger, other than pursuant to a transfer of rights or assets by means of a sale, license or merger permitted under subsection (b), provided that Company receives reasonable arms-length consideration for any sale or license of its assets. For this purpose, amounts paid by Company or Sub to dissenters or stockholders who receive cash or other property, to pay reorganization expenses, and in connection with redemptions and distributions (except for regular, normal distributions) will be treated as assets of the Company or Sub, respectively, held immediately prior to the Merger; and

         (e) Fail to cause Company (or a transferee of Company's stock or business to which the stock or assets of Company are transferred in a transaction described in Section 368(a)(2)(C) of the Code) either to continue Company's historic business or use a significant portion of its business assets in a business.

         5.7 Stock Exchange Listing

         Upgrade will use its commercially reasonable best efforts (i) to cause the shares of Upgrade Common Stock to be issued in the Merger to be quoted upon the Effective Time on the OTC Bulletin Board or listed on such national securities exchange as Upgrade Common Stock is listed and (ii) to cause the shares of Upgrade Common Stock issued upon the exercise of assumed Company Options and Company Warrants to be quoted upon issuance on the OTC Bulletin Board or listed on such national securities exchange as shares of Upgrade Common Stock are listed.

         5.8 Payment of Liabilities

         Attached hereto as Section 5.8 of the Company Disclosure Schedule is a list of liabilities of Company as of August 31, 2000. After the Signing Date, Company shall cooperate with Upgrade to limit those liabilities to be paid at Closing. At the Closing, Upgrade shall pay liabilities of no more than $6,250,000.

                        ARTICLE VI: ADDITIONAL AGREEMENTS

         In addition to the foregoing, Upgrade and Company each agree to take the following actions after the execution of this Agreement.

         6.1 Preparation of S-4

         As promptly as practicable after the date hereof, Upgrade and Company shall prepare and file with the SEC the Proxy Statement and any other documents required by the Exchange Act in connection with the Merger, and Upgrade shall prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a part of the prospectus. Each of Upgrade and Company shall use its commercially reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing. Prior to the effective date of the S-4, Upgrade shall also take any action required to be taken under any applicable federal or state securities or blue sky laws in connection with the issuance of the Upgrade Common Stock in the

Merger. Company agrees that the Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of all applicable laws, including the provisions of the Exchange Act and the rules and regulations of the SEC thereunder, except that no representation is made by Company with respect to information supplied by Upgrade specifically for inclusion therein. Upgrade agrees that the S-4 and the Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of all applicable laws including the provisions of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, except that no representation is made by Upgrade with respect to information supplied by Company specifically for inclusion therein.

         6.2 Access to Information; Confidentiality

                  6.2.1 Access

         Subject to appropriate restrictions on access to information which Company determines in good faith to be proprietary or competitively sensitive, Company and Upgrade shall, subject to applicable law, each afford the other and their respective accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of their, the Company Subsidiaries' and the Upgrade Subsidiaries' properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of Company and Upgrade and the Company Subsidiaries and the Upgrade Subsidiaries, as the other party may reasonably request which is necessary to complete the transaction and prepare for an orderly transition to operations after the Effective Time. Company and Upgrade agree to provide to the other and their respective accountants, counsel and representatives copies of internal financial statements promptly upon the request therefor. No information or knowledge obtained in any investigation pursuant to this Section 6.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

                  6.2.2 Confidentiality

         For purposes of this Agreement, the term "Confidential Information" shall mean information exchanged between the parties which is not publicly known relating to the business activities and operations of Company and/or Upgrade, including the Company Subsidiaries and the Upgrade Subsidiaries, and shall include all information exchanged by the parties except information which is either (a) expressly designated as non-confidential by either party, or (b) information now in the public domain, or that becomes part of the public domain through no fault of the disclosing party prior to the date of any disclosure.

         Company and Upgrade will exchange such information concerning their respective operations as outlined in Section 6.2.1 and elsewhere throughout the Agreement. Confidential Information may only be used for purposes of developing and implementing the Merger and may not be used for any other purpose. If the Merger and/or this Agreement is terminated, all originals and copies of Confidential Information, whether in written, magnetic, or other form, shall be either returned to the party who produced it, or destroyed in such fashion as to render the information unusable by any party. Confidential Information shall not be conveyed or disseminated by the party to whom it was conveyed, except to those officers, directors, trustees, employees, consultants, or agents of the party who have a legitimate need for the information for the purpose of evaluating, planning or executing the Merger or this Agreement, or by order of a court or administrative agency with applicable jurisdiction, but only after supplying the other party notice in time to permit it to seek a protective order. The obligations contained in Section
6.2.2 shall survive the termination of this Agreement.

         6.3 Legal Conditions to the Merger

         Each of Upgrade, Sub and Company will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on any of them with respect to the Merger and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon the other. Each of Upgrade, Sub and Company will take, and will cause the Company Subsidiaries and the Upgrade Subsidiaries to take, all reasonable actions to obtain (and to cooperate with the other parties in obtaining) any consent, approval, order or authorization of, or any exemption by, any Governmental Entity, or other third party, required to be obtained or made by Company or Upgrade or the Company Subsidiaries or the Upgrade Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement. The foregoing shall not require any party to agree to the imposition of, or to comply with, any condition, obligation or restriction on Upgrade or any of the Upgrade Subsidiaries or on the Surviving Corporation described in Section 7.1.6 hereof.

         6.4 Affiliates

         Upon the execution of this Agreement, the Company shall use its reasonable best efforts to obtain an executed affiliate letter substantially in the form attached as Exhibit 6.4 (the "Affiliate Letters") from each person that is an executive officer, director or beneficial owner of five percent (5%) or more of the outstanding Company Common Stock (the "Named Persons") (other than Allen & Co. Incorporated); provided, however, that the Company's failure, following its reasonable best efforts, to obtain Affiliate Letters from beneficial owners of five percent (5%) or more of the outstanding Company Common Stock who are not officers or directors of the Company shall not constitute a failure to comply with the condition precedent contained in this Section 6.4. Upgrade shall be entitled to place appropriate legends on the certificate evidencing any shares of Upgrade Common Stock to be received by the Named Persons pursuant to the terms of this Agreement and to issue appropriate stop transfer instructions to the transfer agent for shares of Upgrade Common Stock consistent with the terms of the Affiliate Letters.

         6.5 HSR Act Filings

                  6.5.1 Filings and Cooperation

         Each of Upgrade and Company shall take all reasonable steps to determine whether a HSR Act filing is necessary and, if so, (i) promptly to make or cause to be made the filings required of such party or any of its Affiliates or the Company Subsidiaries or the Upgrade Subsidiaries under the HSR Act with respect to the Merger and the other transactions provided for in this Agreement,
(ii) to comply in a timely manner with any request under the HSR Act for additional information, documents, or other material received by such party or any of its Affiliates or the Company Subsidiaries or the Upgrade Subsidiaries from the Federal Trade

Commission or the Department of Justice or other Governmental Entity in respect of such filings, the Merger, or such other transactions, and (iii) to cooperate with the other party in connection with any such filing and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Entity under any Antitrust Laws (as defined in Section 6.5.2) with respect to any such filing, the Merger, or any such other transaction. Each party shall promptly inform the other party of any material communication with, and any proposed understanding, undertaking, or agreement with, any Governmental Entity regarding any such filings, the Merger, or any such other transactions. Neither party shall participate in any meeting with any Governmental Entity in respect of any such filings, investigation, or other inquiry without giving the other party notice of the meeting and, to the extent permitted by such Governmental Entity, the opportunity to attend and participate.

                  6.5.2 Objections

         Each of Upgrade and Company shall take all reasonable steps to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the Merger or any other transactions provided for in this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign statutes, rules, regulations, orders, or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging the Merger as violative of any Antitrust Law, and, if by mutual agreement, Upgrade and Company decide that litigation is in their best interests, each of Upgrade and Company shall cooperate to vigorously contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction, or other order, whether temporary, preliminary, or permanent (each an "Order"), that is in effect and that prohibits, prevents, or restricts consummation of the Merger. Each of Upgrade and Company shall take such reasonable action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to the Merger and such other transactions as promptly as possible after the execution of this Agreement. Notwithstanding anything to the contrary in this Section 6.5.2 or in Section 6.5.1, (x) neither Upgrade nor any of the Upgrade Subsidiaries shall be required to divest any of their respective businesses, product lines, or assets, or to take or agree to take any other action or agree to any limitation that would have a Material Adverse Effect on the portable data storage device applications and services business of Upgrade and the Upgrade Subsidiaries combined with the Surviving Corporation after Closing, (y) neither Company nor the Company Subsidiaries shall be required to divest any of their respective businesses, product lines, or assets, or to take or agree to take any other action or agree to any limitation that would have a Material Adverse Effect on the Business Condition of Company and (z) neither Upgrade nor Company (nor any of the Company Subsidiaries or the Upgrade Subsidiaries) shall be required to continue to contest or resist any action or proceeding brought by a Governmental Entity if it concludes that such action is no longer in its best interest.

         6.6 Expenses

         Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, except that if the Merger is not consummated expenses incurred in connection with printing and mailing of the documents distributed or to be distributed to stockholders of Company and the filing fee with respect to the S-4 shall be shared equally by Upgrade and Company.

         6.7 Interim Financing

         (a) As soon as practicable after the Signing Date, Upgrade, Sub and Company shall implement the interim financing plan for Company, set forth in the Upgrade Disclosure Schedule based on the budget prepared by Company and approved by Upgrade ("Interim Financing"). The funds advanced by Upgrade or Sub pursuant to this Section 6.7 shall be advanced pursuant to amendments to the Company's Financing Agreement with Jolson Merchant Partners Group LLC ("Jolson") and Harvest Opportunity Partners LP ("Harvest") (the "Amended Financing Agreement") that increases the Line of Credit under the Amended Financing Agreement to an amount sufficient to cover all of the Interim Financing. The Interim Financing shall be secured through related amendments to the Jolson and Harvest Security Agreement, Series A Senior Secured Note, and by providing Upgrade a Warrant to Purchase Common Stock (collectively, the "Amended Security Agreements"), with Upgrade and/or Sub participating pari passu with Jolson and Harvest in the Amended Financing Agreement and Amended Security Agreements. Proposed versions of the Amended Financing Agreement and Amended Security Agreements, including Upgrade's and Sub's right to convert all or any portion of such Interim Financing to Company Common Stock are attached hereto as Exhibits 6.7 A - E, respectively.

         (b) Should the Merger be completed, Upgrade's and Sub's participation in the Amended Financing Agreement and Amended Security Agreements shall be terminated in consideration of the following adjustment to the Exchange Ratio:
For each One Hundred Thousand Dollars ($100,000) advanced to Company during the period commencing July 11, 2000 and continuing up to the Effective Time (the "Interim Period"), the Exchange Ratio shall be increased by 0.313%. For example, if Upgrade and Sub provide Interim Financing of Five Hundred Thousand Dollars ($500,000) to Company during the Interim Period, the Exchange Ratio would be adjusted as follows:

              [($500,000/$100,000) * .00313 * 14.3] + 14.3 = 14.524

         6.8 Additional Agreements

         In case at any time after the Effective Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the proper officers and directors of each corporation which is a party to this Agreement shall take all such necessary action.

         6.9 Public Announcements

         Upgrade and Company shall cooperate with each other in releasing information concerning this Agreement and the transactions contemplated herein. Where practicable each of the parties shall furnish to the other drafts of all releases prior to publication. Nothing contained herein shall prevent either party at any time from furnishing any information to any governmental agency or from issuing any release when it believes it is legally required to do so.

         6.10 State Takeover Laws

         Company, and the Board of Directors of Company, shall grant such approvals and take all necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, Delaware takeover laws to the Merger.

         6.11 State Securities Laws

         Upgrade shall use all reasonable efforts to obtain, in a timely fashion, all necessary permits, consents and approvals required under the applicable state securities laws to permit the distribution of the shares of Upgrade Common Stock to be issued in accordance with the provisions of this Agreement.

                        ARTICLE VII: CONDITIONS PRECEDENT

         7.1 Conditions to Each Party's Obligation to Effect the Merger

         The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

                  7.1.1 Stockholder Approval

         This Agreement and the transactions contemplated hereby shall have been approved and adopted by the required vote of holders of Company Common Stock and of other securities voting together with the holders of Company Common Stock.

                  7.1.2 Consents

         Other than the filing of the Merger Documents with the Secretary of State of Delaware, all Consents legally required for the consummation of the Merger and the transactions contemplated by this Agreement shall have been filed, occurred, or been obtained, other than such Consents, the failure of which to obtain would not have a Material Adverse Effect on the consummation of the Merger or the other transactions contemplated hereby or on the Business Condition of Upgrade or Company.

                  7.1.3 S-4

         The S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order and the Proxy Statement shall not be at the Effective Time subject to any proceedings commenced or threatened by the SEC.

                  7.1.4 No Restraints

         No statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any United States court or Governmental Entity of competent jurisdiction which enjoins or prohibits the consummation of the Merger and shall be in effect.

                  7.1.5 Tax-Free Reorganization

         Each of Company and Upgrade shall have received a written opinion from their respective counsel to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code, and that Upgrade, Sub and Company will each be a party to that reorganization. In preparing Company and Upgrade tax opinions, counsel may rely on reasonable representations related thereto.

                  7.1.6 No Burdensome Condition

         There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger by any Governmental Entity which, in connection with the grant of any Required Statutory Approval, imposes any restriction, condition or obligation upon Upgrade, Company or the Surviving Corporation which would (i) have a Material Adverse Effect on the Business Condition of Company or (ii) materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement.

                  7.1.7 No Prohibition

         No law, regulation, order, decree or injunction binding on any of the parties hereto shall then be in effect which would prevent consummation of the Merger or make it illegal, the violation of which would have a Material Adverse Effect on the Company or Upgrade. The Proxy Statement/Prospectus shall have become effective under the Securities Act, and shall not be the subject of any stop order or proceedings seeking a stop order.

         7.2 Conditions of Obligations of Upgrade and Sub

         The obligations of Upgrade and Sub to effect the Merger are subject to the satisfaction of the following conditions unless waived by Upgrade and Sub:

                  7.2.1 Representations and Warranties of Company

         The representations and warranties of Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date. Upgrade shall have received a certificate signed on behalf of Company by the chief executive officer or the chief financial officer of Company to such effect on the Closing Date.

                  7.2.2 Performance of Obligations of Company

         Company shall have performed all agreements and covenants required to be performed by it under this Agreement prior to the Closing Date. Upgrade shall have received a certificate signed on behalf of Company by the chief executive officer or the chief financial officer of Company to such effect. Additionally, Company shall have provided Upgrade a pro forma balance sheet, certified by the chief financial officer of Company, setting forth the Company's

Liabilities, current liabilities and current assets, as of the Closing Date and certifying compliance with the financial condition covenant in Section 4.11.

                  7.2.3 Affiliates

         Upgrade shall have received from each person or entity who may be deemed pursuant to Section 6.4 hereof to be a Named Person of Company a duly executed Affiliate Letter substantially in the form attached hereto as Exhibit 6.4, except as otherwise provided in Section 6.4.

                  7.2.4 Opinion of Company's Counsel

         Upgrade shall have received an opinion dated the Closing Date of Salans Hertzfeld Heilbronn Christy & Viener, counsel to Company, customary for transactions of this type, in form and substance reasonably satisfactory to Upgrade's counsel.

                  7.2.5 Approval of Company's Stockholders

         No more than seven and one-half percent (7.5%) of outstanding voting securities of Company eligible to vote on the approval of the Merger shall have been cast against the approval of Merger in the vote required by Section 4.7; the parties hereby agree that abstentions shall not be deemed to have voted against the Merger.

                  7.2.6 Company's Pending Acquisitions

         Company shall have consummated its pending acquisition transactions with Smart Card Solutions, Inc. and MS Digital, Inc. prior to the Effective Time.

                  7.2.7 Company Warrant and Series A Secured Note Holder Consent

         Company shall have received all necessary Consents, if necessary, from those holders of Company Warrants. Company shall have received all necessary consents of holders of the Company's Series A Senior Secured Notes

         7.3 Conditions of Obligation of Company

         The obligation of Company to effect the Merger is subject to the satisfaction of the following conditions unless waived by Company:

                  7.3.1 Representations and Warranties of Upgrade and Sub

         The representations and warranties of Upgrade and Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date. Company shall have received a certificate signed on behalf of Upgrade by an authorized executive officer of Upgrade to such effect on the Closing Date.

                  7.3.2 Performance of Obligations of Upgrade and Sub

         Upgrade and Sub shall have performed all agreements and covenants required to be performed by them under this Agreement prior to the Closing Date. Company shall have received a certificate signed on behalf of Upgrade by an authorized executive officer of Upgrade to such effect.

                  7.3.3 Opinion of Upgrade's Counsel

         Company shall have received an opinion dated the Closing Date of Ogden Murphy Wallace, PLLC, counsel to Upgrade, customary for transactions of this type, in form and substance reasonably satisfactory to Company's counsel.

                    ARTICLE VIII: DUE DILIGENCE TERMINATION,
                              AMENDMENT AND WAIVER

         8.1 Termination

         This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of Company:

         (a)      by mutual consent of Upgrade and Company;

         (b) by either Upgrade or Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or agreement contained in this Agreement) if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement and such breach has not been cured, or commercially reasonable best efforts are not being employed to cure such breach, within twenty (20) days after notice thereof is given to the party committing such breach;

         (c) by either Upgrade or Company if the Merger shall not have been consummated before December 29, 2000, or such other date as determined pursuant to Section 1.2; provided, however if the parties have agreed to pursue litigation pursuant to Section 6.5.2, such date shall be extended to June 30, 2001 and provided further, that if the S-4 has been declared effective prior to December 29, 2000, such date shall be extended until the date which is 50 days after the date on which the S-4 is declared effective, in accordance with
Section 1.2 hereof;

         (d) by either Upgrade or Company if the approval of the stockholders of Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at any Company Stockholders Meeting or any adjournment thereof;

         (e) by either Upgrade or Company if any permanent injunction or other order of a court or other competent authority preventing the Merger shall have become final and not subject to appeal;

         (f) by Upgrade if the Board of Directors of Company shall have withdrawn or modified in a manner adverse to Upgrade its approval or recommendation of the Merger, this Agreement or the transactions contemplated hereby;

         (g) by Upgrade if Company or any of the other persons or entities described in Section 4.1.5 shall take any of the actions that would be proscribed by Section 4.1.5 other than actions in exercise of Company's fiduciary duties and satisfying all conditions of Section 4.1.5 in all material respects;

         (h) by Upgrade if, within ten (10) days from the Signing Date Upgrade provides notice to Company that Upgrade is not reasonably satisfied with the result of its due diligence investigation;

         (i) by Company if the fairness opinion which it receives pursuant to
Section 4.12 is unfavorable;

         (j) by Company, if the matter IN RE UPGRADE INTERNATIONAL CORPORATION SECURITIES LITIGATION, U.S. District Court, Western District of Washington at Seattle, c/a #C00-0298, currently pending against Upgrade results in a judgment against Upgrade, and such judgment would have a Material Adverse Effect on the Business Condition of Upgrade; or

         (k) by Upgrade if Company is unable to secure the consent of each holder of the Company's Series A Secured Notes to the transactions contemplated by this Agreement.

         Where action is taken to terminate this Agreement pursuant to this
Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors of the party taking such action without any requirement to submit such action to the shareholders or stockholders of such party.

         8.2 Effect of Termination

         In the event of termination of this Agreement by either Company or Upgrade as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and there shall be no liability or obligation on the part of Upgrade, Sub or Company or their respective officers or directors, except that
(i) all of Sections 6.2.2, 6.6, 8.2, 8.3, and ARTICLE IX shall survive any such termination and abandonment, and (ii) no party shall be released or relieved from any liability arising from the breach by such party of any of its representations, warranties, covenants or agreements as set forth in this Agreement except as provided in Section 8.3(b).

         8.3 Break-up Fee

         (a) If Upgrade terminates this Agreement pursuant to (i) Section 8.1(g) or (ii) Section 8.1(f) as a result of Company's agreement to an Acquisition Transaction that would result in a change in the beneficial owners of more than fifty percent (50%) of the voting power of the capital stock of Company with any person (other than Upgrade or any of its affiliates), then Company shall promptly pay to Upgrade a break-up fee which shall be payable, at Upgrade's election, (x) in an amount equal to the sum of Six Hundred Thirty-Eight Thousand Dollars ($638,000) in immediately available funds or (y) by the issuance by Company of

850,667 shares of Company Common Stock; provided, that Upgrade is not then in material breach of any representation, warranty, covenant or agreement contained in this Agreement. Upgrade shall provide written notice of its election to receive the cash funds or Company Common Stock, as set forth above, within ten
(10) days of providing written notice of termination to Company. Upon issuance of Company Common Stock to Upgrade pursuant to this Section 8.3(a), such shares shall be validly issued, fully paid and nonassessable.

         (b) If Company terminates this Agreement pursuant to Section 8.1(i), company shall promptly issue to Upgrade 850,667 shares of Company Common Stock; provided, that Upgrade is not in material breach of any representation, warranty, consent or agreement contained in this Agreement. Upon issuance of Company Common Stock to Upgrade pursuant to this Section 8.3(b), such shares shall be validly issued, fully paid and nonassessable.

         (c) The number and kind of shares of Company Common Stock to be issued to Upgrade pursuant to Sections 8.3(a) and (b) above shall be adjusted appropriately for any stock dividend, combination, division or reclassification of Company Common Stock, or for any merger, consolidation, or other corporate action, between the Signing Date and the date Upgrade receives such shares of Company Common Stock, so that Upgrade receives the same number, kind or class of Common Stock, or other securities and property as Upgrade would be entitled to had it owned the shares of Company Common Stock prior to the record date (or in the absence of a record date, immediately prior to the undertaking) of such action. Any shares of Company Common Stock issuable pursuant to Sections 8.3(a) and (b) above, whether or not adjusted by this Section 8.3(c) shall be treated as "Registrable Shares" pursuant to the terms of the Amended Financing Agreement

         (d) The right to the payment of the fees and Company Common Stock set forth in this Section 8.3 shall be the exclusive remedy at law or in equity in respect of this Agreement to which Upgrade may be entitled upon termination of this Agreement under the conditions set forth in Sections 8.3(a) and (b). Nothing herein shall be deemed to abridge any rights Upgrade and Sub may have pursuant to the terms of the Amended Financing Agreement and related documents in connection with the Interim Financing. Each of Upgrade and Sub acknowledge that, when issued, (i) any shares of Common Stock that it receives pursuant to this Section 8.3 will not be registered under the Securities Act or the securities laws of any state in the United States, in reliance on exemptions from such registration and (ii) a restrictive legend consistent with the foregoing has been or will be placed on the certificates evidencing such shares.

         8.4 Amendment

         This Agreement may be amended by the parties hereto, by action taken by their respective Board of Directors, at any time before or after approval of matters presented in connection with the Merger by the stockholders of Company, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         8.5 Extension, Waiver

         At any time prior to the Effective Time, any party hereto, by action taken by its Board of Directors may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements, covenants or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                         ARTICLE IX: GENERAL PROVISIONS

         9.1 Nonsurvival of Representations, Warranties and Agreements

         All representations, warranties, covenants and agreements of the parties in this Agreement, the Company Disclosure Schedule, the Upgrade Disclosure Schedule or in any instrument delivered pursuant to this Agreement shall be deemed to be conditions to the Merger and shall not survive the Effective Time, except for the covenants and or agreements contained in ARTICLE II and in Sections 1.4, 4.10, 5.8, 6.2.2, 6.5, 6.6, 6.7, 6.8, 6.9, 6.11, 9.2 and
the agreements delivered pursuant to this Agreement. Notwithstanding the foregoing, nothing contained in this Section 9.1 shall limit any covenant or agreement that by its own terms contemplates performance after the Effective Time.

         9.2 Notices

         All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the date of delivery if personally delivered by hand, (ii) upon the third day after such notice is deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, (iii) on the date of delivery if sent by a nationally recognized overnight express courier, or (iv) upon written confirmation of receipt by the recipient of such notice if by facsimile:

         (a)      If to Upgrade or Sub:

                  Upgrade International Corporation
                  1411 Fourth Avenue, Suite 629
                  Seattle, WA 98101
                  Attention:  President
                  Telephone No.: (206) 903-3116
                  Facsimile No.: (206) 903-3117
         with copies to:

                  Ogden Murphy Wallace, PLLC
                  1601 Fifth Avenue, Suite 2100
                  Seattle, Washington 98101
                  Attention:  Shea Wilson
                  Facsimile No.: (206) 447-0215

         (b)      if to Company, to:

                  The Pathways Group, Inc.
                  1221 North Dutton Avenue
                  Santa Rosa, CA  95401
                  Attention: President and Chief Executive Officer Telephone No.: (707) 546-3010
                  Facsimile No.: (707) 546-0741

         with a copy to:

                  Salans Hertzfeld Heilbronn Christy & Viener
                  620 Fifth Avenue
                  New York, New York  10020
                  Attention:  Steven R. Berger
                  Facsimile No.: (212) 307-3308

         9.3 Interpretation

         When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a section or exhibit to this Agreement unless otherwise indicated. The words "include," "includes," and "including" when used therein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The "knowledge of," "the best of knowledge of," or other derivations of "know" with respect to Upgrade or Company will mean the actual knowledge of the executive officers and directors of Upgrade or Company, in each case assuming the exercise of reasonable inquiry. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party.

         9.4 Counterparts

         This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the other parties, it being understood that all parties need not sign the same counterpart. Signatures transmitted by facsimile shall be deemed valid execution of this Agreement, binding on the parties

         9.5 Entire Agreement; No Third Party Beneficiaries

         This Agreement and the documents referred to herein (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) is not intended to confer upon any other person any rights or remedies hereunder (except as otherwise expressly provided herein and except that Sections 2.3.1, 2.3.2, and
4.10 are for the benefit of holders of Company Stock Options and the other employees of Company and said Sections are intended to confer rights on such persons); and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

         9.6 No Joint Venture

         Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

         9.7 Governing Law

         This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Washington, without regard to the conflicts of laws provisions of such law; provided, however that Company's and Sub's actions related to corporate governance shall be governed by applicable Delaware law. Company and Upgrade consent to jurisdiction and venue in the state and federal courts in King County, Washington.

         9.8 Specific Performance

         The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         9.9 Severability

         Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         9.10 Headings

         The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.11 Succession and Assignment

         This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties.

         IN WITNESS WHEREOF, Upgrade, Sub and Company have caused this Agreement to be signed by their respective officers thereunder duly authorized, all as of the date first written above.

                                 UPGRADE INTERNATIONAL CORPORATION


                                 /s/ Daniel Bland
                                 -----------------------------------------
                                 By:  Daniel Bland
                                 Its:  President


                                UPGRADE ACQUISITION INC.


                                 /s/ Daniel Bland
                                 -----------------------------------------
                                 By:  Daniel Bland
                                 Its:  President


                                 THE PATHWAYS GROUP, INC.


                                 /s/ Carey F. Daly, II
                                 -----------------------------------------
                                 By: Carey F. Daly, II
                                 Its:  President, Chief Executive Officer
                                        and Chairman

LIST OF SCHEDULES:

Company Disclosure Schedule
Upgrade Disclosure Schedule

LIST OF EXHIBITS:

Exhibit 4.7 -     Voting Agreement
Exhibit 6.4 -     Affiliate Letter
Exhibit 6.7 -     A        Amended Financing Agreement
                  B        Amended Security Agreement
                  C        Form of Series A Secured Note
                  D        Form of Warrant to Purchase Common Stock
                  E        Conversion Agreement














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